Filed Pursuant to Rule 424(b)(5)
Registration No. 333-187240

AMERICAN REALTY CAPITAL PROPERTIES, INC.
SUPPLEMENT NO. 1, DATED DECEMBER 6, 2013,
TO THE PROSPECTUS SUPPLEMENT, DATED DECEMBER 5, 2013,
TO THE PROSPECTUS, DATED MARCH 13, 2013

This prospectus supplement, or Supplement No. 1, is part of the prospectus supplement of American Realty Capital Properties, Inc., or the Company, dated December 5, 2013, or the Prospectus Supplement, to the final prospectus of the Company, dated March 13, 2013, or the Prospectus, relating to the Company’s offering of its 3.00% Convertible Senior Notes due 2018. This Supplement No. 1 supplements, modifies, supersedes and replaces certain information contained in the Prospectus Supplement and the Prospectus and should be read in conjunction with the Prospectus Supplement and the Prospectus. This Supplement No. 1 will be delivered with the Prospectus Supplement and the Prospectus.

The purpose of this Supplement No. 1 is to update the “Underwriting” section of the Prospectus Supplement beginning on page S-65 thereof to reflect the payment of a structuring fee by the underwriters and to include the selling concession to dealers, which were both inadvertently omitted from the Prospectus Supplement. No other changes are being made to the Prospectus Supplement or the Prospectus in this Supplement No. 1.

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	Supplement No. 1	Prospectus Supplement
Underwriting	S-3	S-65

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Underwriting

Subject to the terms and conditions in the underwriting agreement between us and Barclays Capital Inc. and Citigroup Global Markets Inc., or Citigroup, as representatives of the underwriters listed below, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the principal amount of the notes set forth opposite the names of the underwriters below.

Name	Principal amount
Barclays Capital Inc.	$77,855,960.26
Citigroup Global Markets Inc.	75,807,119.21
Credit Suisse Securities (USA) LLC	34,147,350.99
Morgan Stanley & Co. LLC	34,147,350.99
Wells Fargo Securities, LLC	3,311,258.28
Capital One Securities, Inc.	5,691,225.17
JMP Securities LLC	19,039,735.10
Total	$250,000,000

The underwriters are offering the notes subject to acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the over-allotment option described below.

The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of 1.81% of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

Over-allotment option to purchase additional notes

We have granted the underwriters a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of notes from us to cover sales of notes that exceed the principal amount of notes specified above. If any additional notes are purchased with this over-allotment option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

Paid by us

The principal amount per note is $1,000, for an aggregate principal amount of $250,000,000. The notes are being offered to the underwriters at a price of $969.80 per note (a discount of $30.20 from the principal amount per note or $7,550,000 total discount from the aggregate principal amount), plus accrued interest from July 29, 2013. The notes are being offered to the public at a price of $1,000 per note, for a total of $250,000,000, plus accrued interest from July 29, 2013 to December 10, 2013 in the amount of $11.00 per note (totaling $2,750,000).

The following table shows the total underwriting discounts and commissions from the public offering price to be paid to the underwriters in respect of the notes. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional $37.5 million aggregate principal amount of the notes.

	Paid by American Realty Capital Properties, Inc. from the public offering price
	No exercise	Full exercise
Total	$7,550,000	$8,682,500

In addition, we estimate that the expenses of this offering payable by us, other than underwriting discounts and commissions, will be approximately $0.8 million. We have agreed to reimburse the underwriters for certain of their offering expenses.

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Structuring Fee

RCS Capital, the investment banking and capital markets division of Realty Capital Securities, LLC, a FINRA registered broker-dealer that is under common control with our external manager, will receive a structuring fee from the underwriters in an aggregate amount of $150,000 in connection with structuring and advisory services it has provided in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters, their affiliates, directors and officers and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act arising out of or based upon certain material misstatements or omissions, and if we are unable to provide this indemnification, to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Officer and Director Lock-Ups

Our officers and directors have agreed, subject to specified exceptions, without the prior consent of Barclays Capital Inc. and Citigroup, not to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, assign, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,
•	enter into any swap, hedge or similar arrangement that transfers the economic risk of ownership of shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or
•	publicly announce an intention to do any of the foregoing,

for a period of 90 days after the date of this prospectus supplement. This restriction terminates after the close of trading of the shares of common stock on and including the 90 days after the date of this prospectus supplement. The representatives may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements.

Market for Notes

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you of an active trading market for the notes. If there is not an active trading market for the notes, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Compliance with applicable laws; consent

All applicable securities laws and regulations in force shall be complied with, and any required consent, approval or permission for the purchase, offer, sale or delivery of such securities under the laws and regulations in force shall be obtained.

Price stabilization and short positions; repurchase of common stock

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in the notes and shares of our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes or shares of our common stock in the open market for the

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purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or shares of our common stock in the open market after the distribution has been completed in order to cover short positions.

Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it would otherwise be in the absence of those transactions.

Company Lock-Up

In connection with the offering of the notes hereby, we have agreed that, for a period of 45 days from the date of the offering of the notes, we will not, without the prior written consent of Barclays Capital Inc. and Citigroup:

•	sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, assign, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of common stock, options, rights or warrants to acquire shares of common stock or securities exchangeable or exercisable for or convertible into shares of common stock (other than (i) with respect to the common stock that may be issued upon conversion of the notes or (ii) as contemplated by the underwriting agreement related to the concurrent notes offering of our 3.75% Convertible Senior Notes due 2020 or with respect to the common stock that may be issued upon conversion thereof);
•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially by us; or
•	publicly announce the intention to do any of the foregoing.

The above restrictions will not apply to (i) our filing of a registration statement registering the secondary sale of shares of common stock or securities convertible into shares of common stock by certain stockholders or unit holders of the operating partnership in compliance with our obligations under existing registration rights agreements, (ii) our issuance of shares of common stock in connection with the ARCT IV Merger and the Cole Merger, (iii) our issuance of shares of common stock under our existing “at-the-market” equity programs, (iv) our issuance of shares of common stock under our existing dividend reinvestment plan, (v) our issuance of shares of common stock or options to purchase shares of common stock or units of equity ownership in the operating partnership, or shares of common stock or units of equity ownership in the operating partnership upon the exercise of options granted under existing stock option, stock bonus or other stock compensation plan or arrangement, (vi) our issuance of shares of common stock in connection with exchanges of units of our operating partnership, or (vii) the issuance of units of our operating partnership solely in conjunction with the acquisition of properties in the ordinary course of our business as described in herein (but not otherwise issued in conjunction with any financing or capital raising activity).

Other relationships

In the ordinary course of business, the underwriters and/or their respective affiliates have engaged and may in the future engage in financial transactions with, and perform various investment banking, investment research, commercial banking and lending, asset management and/or financial advisory services for us and/or our affiliates for which they have received or will receive customary fees and/or commissions. Without limiting the foregoing, in particular:

(i)	with respect to our existing credit facility, an affiliate of Wells Fargo Securities, LLC serves as administrative agent and a lender, an affiliate of Capital One Securities, Inc. serves as a lender and an affiliate of Barclays Capital Inc. serves as a lender;
(ii)	we have received a commitment from affiliates of Barclays Capital Inc., Citigroup, Credit Suisse Securities (USA) LLC, or Credit Suisse, Morgan Stanley & Co. LLC, or Morgan Stanley, and Capital One Securities, Inc., or Capital One Securities, to provide (a) up to $2.175 billion in senior secured term loans (which contains an “accordion” feature to allow us, under certain circumstances,

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to increase commitments thereunder by up to $350.0 million), and (b) up to $575.0 million in senior unsecured bridge loan (or unsecured notes issued in lieu of drawings thereunder, which unsecured notes, if issued, will reduce the commitment of the lenders party thereto), which we will use to fund a portion of the consideration to be paid pursuant to the Cole Merger, to refinance existing indebtedness of Cole and to pay related fees and expenses;
(iii)	JMP Securities LLC, or JMP Securities, is a party to an equity distribution agreement with us with respect to the offering from time to time of shares of common stock having an aggregate offering price of up to $60.0 million registered pursuant to our registration statement on Form S-3 (Reg. No. 333-182971) and also served as placement agent in connection with our issuance and private placement of shares of our common stock with an aggregate purchase price of $455.0 million and Series C Shares with an aggregate purchase price of $445.0 million;
(iv)	Barclays Capital Inc., Citigroup, Credit Suisse, Morgan Stanley, Capital One Securities, and JMP Securities are parties to an equity distribution agreement with us with respect to the offering from time to time of shares of common stock having an aggregate offering price of up to $500.0 million registered pursuant to our registration statement on Form S-3 (Reg. No. 333-187240);
(v)	an affiliate of Credit Suisse has made a commitment to provide financing pursuant to an asset-backed facility; and
(vi)	the underwriters are serving as underwriters in the concurrent notes offering of our 3.75% Convertible Senior Notes due 2020.

All of such other relationships are disclosed in our filings with the SEC (see “Where you can Find More Information” and “Documents Incorporated by Reference”). Accordingly, certain of those underwriters and/or their affiliates may receive a portion of the net proceeds from this offering. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of us or our affiliates.

If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Foreign Jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

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Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, each, a Relevant Member State, no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or
C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require the company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together we refer to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who

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are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the company, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons, or the Exempt Investors who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law; or
(iv)	as specified in Section 276(7) of the SFA.

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PROSPECTUS SUPPLEMENT
(To Prospectus dated March 13, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

$250,000,000 Reopening of
3.00% Convertible Senior Notes due 2018
Interest payable February 1 and August 1

We are offering $250,000,000 aggregate principal amount of our 3.00% Convertible Senior Notes due 2018 to be issued in the reopening. The notes to be issued in the reopening will have the same terms as, and constitute a single series with, the $300,000,000 in principal amount of 3.00% Convertible Senior Notes due 2018, originally issued on July 29, 2013 and $10,000,000 in principal amount of 3.00% Convertible Senior Notes due 2018, originally issued on August 1, 2013 pursuant to an over-allotment option. We refer to the notes offered hereby and the previously issued notes collectively as the notes or our 3.00% Convertible Senior Notes due 2018. The notes will bear interest at a rate of 3.00% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2014. Interest will accrue from July 29, 2013. The notes will mature on August 1, 2018 . Concurrently with this offering of notes, we are offering, pursuant to a separate prospectus supplement, $350,000,000 aggregate principal amount of our 3.75% Convertible Senior Notes due 2020 or $402,500,000 aggregate principal amount if the underwriters in that offering exercise their over-allotment option in full, which we refer to as the concurrent notes or our 3.75% Convertible Senior Notes due 2020. We cannot assure you that the concurrent notes offering will be completed or, if completed, on what terms it will be completed. The offering of notes hereby is not contingent upon the consummation of the concurrent notes offering, and the concurrent notes offering is not contingent on the consummation of the offering of notes hereby.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding February 1, 2018 only under the following circumstances: (1) during any calendar quarter (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after February 1, 2018, until the close of business on the business day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be 59.8050 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $16.72 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

We may not redeem the notes prior to the maturity date except to the extent necessary to preserve our status as a real estate investment trust for U.S. federal income tax purposes, which we refer to as a REIT, as further described herein. No sinking fund is provided for the notes.

If we undergo a fundamental change, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol “ARCP.” The last reported sale price of our common stock on The NASDAQ Global Select Market on December 4, 2013 was $13.17 per share.

Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-18 of this prospectus supplement.

The principal amount per note is $1,000, for an aggregate principal amount of $250,000,000. The notes are being offered to the underwriters at a price of $969.80 per note (a discount of $30.20 from the principal amount per note or $7,550,000 total discount from the aggregate principal amount), plus accrued interest from July 29, 2013. The notes are being offered to the public at a price of $1,000 per note, for a total of $250,000,000, plus accrued interest from July 29, 2013 to December 10, 2013 in the amount of $11.00 per note (totaling $2,750,000).

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $37,500,000 principal amount of notes, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about December 10, 2013.

Book-Running Managers

Barclays	Citigroup

Credit Suisse	Morgan Stanley	Wells Fargo Securities

Co-Managers

Capital One Securities	JMP Securities

Prospectus Supplement dated December 5, 2013

Prospectus Supplement

Prospectus

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You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any notes in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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Basis of presentation

We use certain defined terms in this prospectus supplement that have the following meanings:

•	We use the term “net lease” in this prospectus supplement. Under a net lease, the tenant occupying the leased property (usually as a single tenant) does so in much the same manner as if the tenant were the owner of the property. There are various forms of net leases, most typically classified as triple-net or double-net. Triple-net leases typically require the tenant to pay all costs associated with a property, including real estate taxes, insurance, utilities and routine maintenance in addition to the base rent. Double-net leases typically require the tenant to pay all the costs of triple-net leases, but hold the landlord responsible for capital expenditures, including the repair or replacement of specific structural or bearing components of a property, such as the roof or structure of the building. Accordingly, the owner receives the rent “net” of these expenses, rendering the cash flow associated with the lease predictable for the term of the lease. Under a net lease, the tenant generally agrees to lease the property for a significant term and agrees that it will have either no ability or only limited ability to terminate the lease or abate rent prior to the expiration of the term of the lease as a result of real estate-driven events such as casualty, condemnation or failure by the landlord to fulfill its obligations under the lease.
•	We use the term “credit tenant” in this prospectus supplement. When we refer to a “credit tenant,” we mean a tenant that has entered into a lease and that we determine is creditworthy. The term may include tenants with an investment-grade or below investment-grade credit rating or unrated tenants. To the extent we determine that a tenant is a “credit tenant” even though it does not have an investment-grade credit rating, we do so based on ARC’s (as defined below) reasonable determination that a tenant should have the financial wherewithal to honor its obligations under its lease with us. This reasonable determination is based on ARC’s substantial experience closing lease transactions and is made after evaluating all tenant due diligence materials that are made available to us, including financial statements and operating data.
•	We refer to properties that are leased on a “medium-term basis” in this prospectus supplement. When we refer to properties that are leased on a “medium-term basis,” we mean properties originally leased long-term (10 years or longer) that are currently subject to net leases with remaining lease terms of generally three to eight years, on average.
•	“ARC” refers to AR Capital, LLC, a Delaware limited liability company, and its affiliated companies. We are currently externally managed and advised by ARC Properties Advisors, LLC, or our external manager, a wholly owned subsidiary of ARC, pursuant to the terms of that certain amended and restated management agreement, dated as of February 28, 2013, by and between us and ARC Properties Advisors, LLC (as amended, supplemented or otherwise modified from time to time). See “Prospectus Supplement Summary — Recent Developments — Transition to Self-Management.”
•	“ARC Predecessor Companies” refers to ARC Income Properties, LLC and ARC Income Properties III, LLC, the entities that directly or indirectly owned our initial 63 properties prior to the closing of the formation transactions, or the formation transactions, related to our initial public offering that closed on September 6, 2011, or our IPO, 100% of whose membership interests were contributed by ARC Real Estate Partners, LLC, an affiliate of ARC, to ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, or our operating partnership, in exchange for 310,000 units of limited partnership interests in our operating partnership in the formation transactions.

About this prospectus supplement

This document consists of two parts. The first part consists of this prospectus supplement, which describes the terms of this offering and the notes offered hereby and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about our debt securities and other securities that do not pertain to this offering of notes. Both this prospectus supplement and the accompanying prospectus include important information about us, the shares of common stock into which the notes may be converted and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in, or incorporated by reference into, the accompanying prospectus. We encourage you to carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where you can find more information” on page S-76 of this prospectus supplement before investing in the notes. If the information in this prospectus supplement is inconsistent with any information contained in, or incorporated by reference into, the accompanying prospectus, the information in this prospectus supplement shall apply and shall supersede the inconsistent information contained in, or incorporated by reference into, the accompanying prospectus.

Unless otherwise indicated or the context requires otherwise, in this prospectus supplement, references to “our company,” “the company,” “we,” “us” and “our” mean American Realty Capital Properties, Inc. and its consolidated subsidiaries, including, without limitation, our operating partnership, and references to the notes offered pursuant to this prospectus supplement and other references to securities mean the notes and securities, respectively, of American Realty Capital Properties, Inc., excluding its subsidiaries.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

Information concerning forward-looking statements

This prospectus supplement contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of offerings of securities;
•	our business and investment strategy;
•	our ability to renew leases as they expire;
•	the performance and economic condition of our tenants;
•	our ability to make additional investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments in a timely manner and on terms that are consistent with what we project when we invest in the property;
•	the effect of general market, real estate market, economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel;
•	our ability to maintain our qualification as a REIT;
•	we may not derive the expected benefits from our plan to become a self-managed real estate company with a fully-integrated management team that will execute the functions currently performed by our external manager;
•	we may not be able to consummate our pending merger with American Realty Capital Trust IV, Inc., or ARCT IV, or the ARCT IV Merger, or our pending merger with Cole Real Estate Investments, Inc., or Cole, or the Cole Merger, and we may not successfully integrate the business and portfolios we acquire or realize the anticipated benefits from the Cole Merger and the ARCT IV Merger;
•	with respect to our merger with CapLease, Inc., or CapLease, or the CapLease Merger, which has closed, and the Cole and ARCT IV Mergers, which, together with the CapLease Merger, we refer to as the mergers, if they are consummated, we may encounter substantial difficulties and expenses in integrating Cole’s, ARCT IV’s or CapLease’s properties and systems into our operations and systems, resulting in disruption to our ongoing business and the business of the combined company and we may not integrate the business and portfolio we acquire or realize the anticipated benefits from the mergers; and
•	the factors included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The forward-looking statements contained in this prospectus supplement reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Prospectus supplement summary

This summary highlights selected information about us but does not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of the offering and information about our business and financial data. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the caption “Risk Factors,” and the information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

Our company

We are a real estate company that focuses on owning and acquiring single-tenant free-standing commercial real estate properties primarily subject to net leases with high credit quality tenants. Our long-term business plan is to acquire a portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average remaining lease term of 10 to 12 years. We expect this investment strategy to develop growth potential from below market leases. We are currently externally managed by our external manager, an affiliate of ARC, and we have commenced the process of becoming self-managed, which we expect to complete by the first quarter of 2014.

We focus on investing in properties that are net leased to (i) credit tenants, which are generally large public companies with investment-grade ratings and other creditworthy tenants and (ii) governmental, quasi-governmental and not-for-profit entities. We intend to invest in properties with tenants that reflect a diversity of industries, geographies and sizes. A significant majority of our net lease investments have been and will continue to be in properties net leased to investment-grade tenants, although at any particular time our portfolio may not reflect this. As of September 30, 2013, we owned 1,219 properties (excluding one vacant property classified as held for sale) consisting of 20.4 million square feet, which properties are 100% leased with a weighted average remaining lease term of 9.5 years. In constructing our portfolio, we are committed to diversification by industry, tenant and geography.

Our strategy encompasses receiving the majority of our revenue from investment-grade tenants as we further acquire properties and enter into (or assume) medium-term lease and long-term lease arrangements. As of September 30, 2013, rental revenues derived from investment-grade tenants and tenants affiliated with investment-grade entities as determined by a major rating agency approximated 59% (the rating of each parent company has been attributed to its wholly owned subsidiary for purposes of this disclosure).

The foregoing excludes properties owned by CapLease, which we acquired pursuant to a merger on November 5, 2013. If the properties owned by CapLease were included, we would have owned 1,287 properties (excluding one vacant property classified as held for sale), consisting of 33.5 million square feet, which are 99% leased with a weighted average remaining lease term of 8.1 years, with 66.7% of rental revenues derived from investment-grade tenants and tenants affiliated with investment-grade entities as determined by a major credit agency.

In addition to the CapLease Merger, as described under “Recent Developments,” we have other pending transactions. As of September 30, 2013, we, including the properties owned by CapLease and assuming the mergers and acquisitions described under “Recent Developments” are consummated, on a pro forma basis, own a portfolio of 3,664 properties, excluding one vacant property classified as held for sale with an occupancy rate of 99% leased to 1,071 different retail and other commercial enterprises doing business in 71 separate industries located in 49 states, the District of Columbia, and Puerto Rico with approximately 99.9 million square feet of leasable space and with an average leasable space per property of approximately 27,210 square feet, with 50% of rental revenues derived from investment-grade tenants and tenants affiliated with investment-grade entities as determined by a major credit agency.

We are a Maryland corporation and have qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our qualification as a REIT. We also operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended.

Our principal executive offices are located at 405 Park Avenue, New York, New York 10022. Our telephone number is (212) 415-6500. We maintain a website at www.arcpreit.com. Information on our website is not, and should not be interpreted to be, part of this prospectus supplement.

Recent developments

Pending Acquisition of the Inland Portfolio

On August 8, 2013, we, through our sponsor, ARC, entered into the Equity Interest Purchase Agreement, or the Inland Agreement, with Inland American Real Estate Trust, Inc., or Inland. The Inland Agreement provides for, among other things, the purchase and sale of Inland’s equity interests in special purpose entities which own the properties that comprise the portfolio, or the Inland Portfolio, pursuant to the terms and conditions contained therein.

The Inland Portfolio includes 33 properties, five of which were purchased by us on September 24, 2013 for cash consideration and expenses equal to $50.0 million, which were paid using cash on hand. The properties in the Inland Portfolio are currently leased to 26 distinct tenants under leases that are generally triple net. Currently, the remaining weighted average term of the Inland Portfolio leases is approximately 4.4 years. The annualized rental income on a cash basis for the Inland Portfolio was approximately $46.4 million for the year ended December 31, 2012. The contract purchase price of the Inland Portfolio is approximately $501.0 million, subject to customary adjustments and prorations set forth in the Inland Agreement. We expect to pay the cash consideration and expenses (estimated at $145.7 million) in connection with the consummation of the acquisition of the remaining 28 properties constituting the Inland Portfolio using (i) financing under other long-term debt, as to which we currently have no commitment or agreement and (ii) borrowings under our existing credit facility.

Certain portfolio information related to the Inland Portfolio was included in the audited and unaudited financial statements relating to the Inland Portfolio filed with the SEC in an amended Current Report on Form 8-K/A on November 18, 2013, which are incorporated herein by reference.

Pending Acquisition of the Fortress Portfolio

On October 1, 2013, we agreed to acquire a portfolio of 120 properties owned by funds managed by the Fortress Investment Group LLC, or the Fortress Portfolio, and assumed the obligations of our sponsor, ARC, under a Purchase and Sale Agreement dated July 24, 2013, or the Fortress Agreement, entered into by and among ARC, ARC PADRBPA001, LLC and certain sellers described in the schedules thereto. The Fortress Portfolio is currently leased to 17 distinct tenants, generally under triple net leases. Currently, the remaining weighted-average term of the leases in the Fortress Portfolio is approximately 12.6 years. The annualized rental income on a cash basis for the Fortress Portfolio for the year ended December 31, 2012 was approximately $30.2 million. The contract purchase price of the Fortress Portfolio is approximately $601.2 million, subject to customary adjustments and prorations set forth in the Fortress Agreement and exclusive of closing costs. We expect to pay the cash consideration and expenses (estimated at $500.5 million) in connection with the acquisition of the Fortress Portfolio using (i) $300.0 million of financing under other long-term debt, as to which we currently have no commitment or agreement and (ii) $200.5 million of borrowings under our existing credit facility. On October 1, 2013, we acquired 41 properties in the Fortress Portfolio for cash consideration and expenses equal to approximately $201.1 million, which were paid using borrowings under our existing credit facility and cash on hand.

Certain portfolio information related to the Fortress Portfolio was included in the audited and unaudited financial statements relating to the Fortress Portfolio filed with the SEC in an amended Current Report on Form 8-K/A on November 18, 2013, which are incorporated herein by reference.

Merger with CapLease

On November 5, 2013, we consummated the merger with CapLease pursuant to an Agreement and Plan of Merger entered into on May 28, 2013, or the CapLease Merger Agreement, with CapLease, Safari Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of our company, or the CapLease Merger Sub, CapLease, LP, a Delaware limited partnership and the operating partnership of CapLease, or the CapLease Operating Partnership, CLF OP General Partner LLC, a Delaware limited liability company and the sole general partner of the CapLease Operating Partnership, and our operating partnership.

The CapLease Merger Agreement provided for (i) the merger of CapLease with and into CapLease Merger Sub, with CapLease Merger Sub surviving as a wholly owned subsidiary of our company, or the CapLease Merger, and (ii) the merger of the CapLease Operating Partnership with and into the operating partnership, with the operating partnership surviving, or the CapLease Partnership Merger and together with the CapLease Merger, the CapLease Mergers.

As of September 30, 2013, CapLease owned 68 properties comprised of 13.1 million square feet, which were 100% leased with a weighted average remaining lease term of approximately 5.9 years.

Pursuant to the terms and subject to the conditions set forth in the CapLease Merger Agreement, at the effective time of the CapLease Merger, or the CapLease Effective Time, each outstanding share of common stock of CapLease, or CapLease Common Stock, other than shares owned by our company, CapLease or any of their respective wholly owned subsidiaries, was converted into $8.50 in cash without interest, or the Common Merger Consideration. Each outstanding share of preferred stock of CapLease, or the CapLease Preferred Stock, other than shares owned by our company, CapLease or any of their respective wholly owned subsidiaries, was converted into an amount in cash, without interest, equal to the sum of $25.00 plus all accrued and unpaid dividends on such shares of CapLease Preferred Stock up to, but excluding, the closing date of the CapLease Merger. The CapLease Preferred Stock consisted of (i) 8.125% Series A Cumulative Redeemable Preferred Stock, (ii) 8.375% Series B Cumulative Redeemable Preferred Stock and (iii) 7.25% Series C Cumulative Redeemable Preferred Stock. In addition, in connection with the CapLease Partnership Merger, each outstanding unit of equity ownership of the CapLease Operating Partnership other than units owned by CapLease or any wholly owned subsidiary of CapLease was converted into the right to receive $8.50 in cash, without interest.

Under the CapLease Merger Agreement, immediately prior to the CapLease Effective Time, all outstanding shares of CapLease restricted stock became fully vested and received the Common Merger Consideration. The CapLease Merger Agreement also provided that, immediately prior to the CapLease Effective Time, all outstanding CapLease performance shares held by any employee of CapLease on the closing date of the CapLease Merger became fully earned and settled as to 100% of the target number of shares of CapLease Common Stock, and all shares of CapLease Common Stock outstanding as a result of such settlement received the Common Merger Consideration.

The cash consideration and expenses in connection with the CapLease Merger were paid by drawing (i) $956.1 million under our existing credit facility and (ii) $21.0 million under CapLease’s credit facility. In addition, we assumed the $128.9 million outstanding balance under CapLease’s credit facility.

Pending Merger with ARCT IV

On July 1, 2013, we entered into an Agreement and Plan of Merger, or the ARCT IV Merger Agreement, with ARCT IV, Thunder Acquisition, LLC, a Delaware limited liability company and our wholly owned subsidiary, or the ARCT IV Merger Sub, our operating partnership, and American Realty Capital Operating Partnership IV, L.P., a Delaware limited partnership and the operating partnership of ARCT IV, or the ARCT IV Operating Partnership. The ARCT IV Merger Agreement was amended on October 6, 2013 and October 11, 2013. The ARCT IV Merger Agreement, as amended, provides for the merger of ARCT IV with and into ARCT IV Merger Sub, or the ARCT IV Merger, with ARCT IV Merger Sub surviving as our wholly owned subsidiary. In addition, the ARCT IV Merger Agreement provides for the merger of the ARCT IV Operating Partnership with and into our operating partnership, or the ARCT IV Partnership Merger, and together with the ARCT IV Merger, the ARCT IV Mergers, with our operating partnership being the surviving entity.

As of September 30, 2013, ARCT IV owned 1,203 properties comprised of 9.2 million square feet, which were 100% leased with a weighted average remaining lease term of 11.5 years. In constructing the ARCT IV portfolio, ARCT IV has been committed to diversification by industry, tenant and geography.

Pursuant to the terms and subject to the conditions set forth in the ARCT IV Merger Agreement, at the effective time of the ARCT IV Merger, or the ARCT IV Effective Time, each outstanding share of common stock of ARCT IV, or the ARCT IV Common Stock, will be converted into the right to receive (1) $9.00 in cash; (2) 0.5190 of a share, or the Common Exchange Ratio, of our common stock; and (3) 0.5937 of a share, or the Preferred Exchange Ratio, of 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series F Preferred Stock.

Upon consummation of the ARCT IV Merger, the vesting of the shares of the ARCT IV outstanding restricted stock, which consist of 7,467 shares of restricted stock granted to the ARCT IV independent directors, will be accelerated.

We and ARCT IV have made certain customary representations and warranties to each other in the ARCT IV Merger Agreement. ARCT IV has agreed, among other things, not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request from third parties regarding other proposals to acquire ARCT IV and not to engage in any discussions or negotiations regarding any such proposal, or furnish to any third party non-public information regarding ARCT IV. ARCT IV has also agreed to certain other restrictions on its ability to respond to any such proposals. The ARCT IV Merger Agreement also includes certain termination rights for both us and ARCT IV and provides that, in connection with the termination of the ARCT IV Merger Agreement, under specified circumstances, we or ARCT IV, as applicable, may be required to pay to the other party expense reimbursements in an amount equal to $5,000,000. The ARCT IV Merger Agreement also provides for the payment of a break-up fee by ARCT IV in the amount of $10,000,000 in the event of a termination of the ARCT IV Merger Agreement under certain circumstances without a closing of the ARCT IV Merger.

The completion of the ARCT IV Merger is subject to various conditions, including, among other things, the approval by ARCT IV stockholders of the ARCT IV Merger. The ARCT IV Merger is expected to close early in the first quarter of 2014.

We expect to pay the cash consideration and expenses (estimated at $676.0 million) in connection with the ARCT IV Merger by incurring mortgage indebtedness in such amount. In addition, consent of the ARCT IV lenders, although not required pursuant to the terms of the ARCT IV Merger Agreement, would be required for ARCP to assume ARCT IV’s $800.0 million credit facility. We intend to repay the $710.0 million outstanding under ARCT IV’s $800.0 million credit facility through borrowings under our existing credit facility and cash on hand.

Pending Merger with Cole

On October 22, 2013, we entered into an Agreement and Plan of Merger, or the Cole Merger Agreement, with Cole Real Estate Investments, Inc., or Cole, and Clark Acquisition, LLC, our wholly owned subsidiary, or Cole Merger Sub. The Cole Merger Agreement provides for the merger of Cole with and into Cole Merger Sub, or the Cole Merger, with Cole Merger Sub surviving as our wholly owned subsidiary.

As of September 30, 2013, Cole owned 1,026 properties, comprising 44.8 million square feet of single and multi-tenant retail and commercial space, which are leased to national and regional credit worthy tenants under long-term triple net leases and double net leases, located in 48 states, which include properties owned through consolidated joint ventures. As of September 30, 2013, the rentable space at these properties was 99% leased. As of September 30, 2013, Cole also owned 21 commercial mortgage-backed securities, three notes receivable and, through unconsolidated joint ventures, had interests in 12 properties comprising 2.3 million square feet of commercial and retail space. Cole acquires and operates a diverse portfolio of core commercial real estate investments primarily consisting of necessity retail properties located throughout the United States, including U.S. protectorates. Cole also owns and operates a private capital management business that sponsors and manages certain investment programs that are primarily non-traded REITs.

Pursuant to the terms and subject to the conditions set forth in the Cole Merger Agreement, at the effective time of the Cole Merger, or the Cole Merger Effective Time, each outstanding share of common stock of Cole, $0.01 par value per share, or Cole Common Stock, other than shares owned by us, any subsidiary of ours or any wholly owned subsidiary of Cole, will be converted into the right to receive, at the election of the holder thereof, either (i) 1.0929 shares of our common stock or (ii) $13.82 in cash, or the Cole Merger Consideration, but in no event will the aggregate consideration paid in cash be paid on more than 20% of the shares of Cole Common Stock issued and outstanding as of immediately prior to the closing of the Cole Merger (including for this purpose shares of Cole Common Stock deemed issued in respect of Cole restricted share units and performance share units). If the aggregate elections for payment in cash exceed 20%

of the number of shares of Cole Common Stock issued and outstanding as of immediately prior to the closing of the Cole Merger, then the amount of cash consideration paid on cash elections will be reduced on a pro rata basis with the remaining consideration paid in shares of our common stock.

The Cole Merger Agreement provides that immediately prior to the Cole Effective Time, any outstanding Cole restricted share units will become fully vested and the shares of Cole Common Stock deemed issued in settlement thereof will have the right to receive the Cole Merger Consideration. The Cole Merger Agreement also provides that immediately prior to the Cole Merger Effective Time, any outstanding Cole performance share units will vest based on the average of the target and maximum payout percentages set forth under the terms of the applicable award agreements, and the shares of our common stock deemed issued in settlement thereof will have the right to receive the Cole Merger Consideration.

Pursuant to the terms of the Cole Merger Agreement, on October 22, 2013 our board of directors approved the expansion of our board of directors by two, which vacancies will be filled by two of Cole’s independent directors at the Cole Merger Effective Time, subject to the determination of our board of directors that such individuals meet the definition of “independent director” set forth in the rules and regulations of NASDAQ and applicable regulations promulgated by the SEC, and satisfy the criteria set forth in the charter of our Nominating and Corporate Governance Committee.

The completion of the Cole Merger is subject to various conditions, including, among other things, the approval by Cole’s stockholders of the Cole Merger and the other transactions contemplated by the Cole Merger Agreement, the approval by our stockholders of the issuance of shares of our common stock in connection with the Cole Merger, the absence of any law, order or injunction prohibiting the consummation of the Cole Merger, obtaining certain third party consents and the consummation of the CapLease Merger (which condition has been satisfied) and the ARCT IV Merger. Moreover, each party’s obligation to consummate the Cole Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Cole Merger Agreement.

We and Cole have made certain customary representations and warranties to each other in the Cole Merger Agreement. Cole has agreed, among other things, not to solicit alternative transactions. Cole has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction.

The Cole Merger Agreement also includes certain termination rights for both us and Cole and provides that in connection with the termination of the Cole Merger Agreement, under certain specified circumstances, Cole would be required to pay us a termination fee of $100,000,000. The Cole Merger Agreement also provides that we would be required to pay Cole a termination fee of $110,000,000 if the ARCT IV Merger Agreement is terminated, except where such termination is in connection with a superior proposal received by ARCT IV that is not matched by us, in which case we would be required pay Cole a termination fee of $5,000,000. The Cole Merger Agreement also provides that the parties will reimburse each other’s transaction expenses in the amount of $10,000,000 if the Cole Merger Agreement is terminated in certain circumstances.

We expect to pay the cash consideration and expenses (estimated at $1.6 billion, assuming the full 20% cash election by Cole shareholders) in connection with the Cole Merger using (i) financing under other long-term debt, as to which we currently have no commitment or agreement and (ii) cash on hand. In the event we are unable to secure financing or other commitments, we have obtained a commitment from a consortium of lenders, or the Cole Merger Facility, which includes (i) up to $2.175 billion in senior secured term loans under the Cole Merger Facility, and (ii) up to $575.0 million in senior unsecured bridge loans under the Cole Merger Facility which would be available to fund a portion of the cash consideration to be paid pursuant to the Cole Merger, to refinance existing indebtedness of Cole and to pay related fees and expenses. In addition, consent of the lenders, although not required pursuant to the terms of the Cole Merger Agreement, would be required for us to assume Cole’s existing credit facility. We intend to repay $1.1 billion outstanding under Cole’s existing credit facility through (i) using borrowings under our existing credit facility and (ii) using other long-term debt or the Cole Merger Facility.

Employment Agreements

On October 21, 2013, we entered into employment agreements with Nicholas S. Schorsch and Brian S. Block to be effective as of the effective date of the consummation of our restructuring into a self-managed real estate company. Messrs. Schorsch and Block are currently employed by our external manager. Such employment agreements provide for initial nine-year terms that will automatically renew for additional three-year periods unless either party provides 90 days’ notice of non-renewal prior to the end of the then current term. Under his employment agreement, Mr. Schorsch will serve as our Executive Chairman and Chief Executive Officer. Under his employment agreement, Mr. Block will serve as our Chief Financial Officer and will report to Mr. Schorsch.

On October 21, 2013, our operating partnership entered into an employment agreement with Lisa Beeson, formerly a Managing Director and Head of Global Real Estate M&A at Barclays Capital Inc., pursuant to which Ms. Beeson serves as our Chief Operating Officer and will report to our newly appointed President. Also, on November 25, 2013, our operating partnership entered into an employment agreement with David S. Kay, formerly the Chief Investment Officer and Chief Financial Officer of Capital Automotive Real Estate Services, Inc., a specialty finance company for automotive retail real estate, which agreement will become effective on or before February 20, 2014, pursuant to which Mr. Kay will serve as our President. Each of Mr. Kay’s and Ms. Beeson’s respective employment agreement provides for an initial three-year term that would automatically renew for additional one-year periods unless either party provides 60 days notice of non-renewal prior to the end of the then current term.

Multi-Year Outperformance Plan

On October 21, 2013, we approved a multi-year outperformance plan, or the OPP, to be effective as of the effective date of the consummation of our restructuring into a self-managed real estate company. The OPP will be evidenced by individual agreements entered into between us and the participants selected by our board of directors, or the Participants, that set forth the Participant’s participation percentage in the OPP, or the OPP Agreements. Our board of directors has approved participation percentages of 42.5%, 10%, 5% and 3.75% for Messrs. Schorsch, Block and Kay and for Ms. Beeson, respectively.

Under the OPP Agreements, the Participants will be eligible to earn performance-based bonus awards equal to the Participant’s participation percentage of a pool that will be funded up to a maximum award opportunity, or the OPP Cap, of $120 million, which is equal to approximately 5% of our equity market capitalization, or the Initial Market Cap. Subject to the OPP Cap, the pool will equal an amount to be determined based on our achievement of total return to stockholders, including both share price appreciation and common stock distributions, as described in the plan.

Transition to Self-Management

As previously announced, our board of directors has made a decision that we will become self-managed, meaning that executives and employees of our external manager will be transferred to us and we will employ additional personnel such that we will have a fully-integrated management team. Self-management will eliminate conflicts of interests associated with an external advisor. The existing management agreement with our external manager will be terminated with no termination fee payable by us, and management and operational functions will be internalized. Nicholas S. Schorsch, our founder and chairman will join us as our Executive Chairman and interim Chief Executive Officer. Mr. Schorsch will spend a substantial portion of his time in this position. Brian S. Block, currently our Chief Financial Officer, as well as of our external manager, will join us in that same capacity on a full-time basis. Both Mr. Schorsch and Mr. Block have entered into written employment agreements. In addition, David S. Kay, who was formerly the Chief Investment Officer and Chief Financial Officer of Capital Automotive Real Estate Services, Inc., will become our President on or before February 20, 2014, and Lisa Beeson, who was formerly a Managing Director and Head of Global Real Estate M&A at Barclays Capital Inc., has become our Chief Operating Officer.

Approximately 65 additional employees from departments including real estate underwriting, due diligence, capital markets, accounting and reporting, marketing, technology, asset and property management and real estate brokerage are expected to join us. We will operate several divisions, overseen by experienced executive teams. These divisions each represent an area of expertise, including net lease office, industrial and built-to-suit; retail and warehouse distribution; restaurants; and private capital management.

Further, it is a condition to closing the Cole Merger Agreement that the transition to self-management has been completed. Under the Cole Merger Agreement, self-management includes (i) the existing management agreement has been terminated and, other than the payment of fees under the management agreement during a 60-day tail period following termination of the management agreement (in an amount not to exceed $10,000,000) and the settlement of certain expenses associated with furniture, fixtures and equipment and reimbursement of certain prepayments (in an amount equal to $10,000,000), there will be no payment or fee in connection with, resulting from or arising out of such termination, (ii) all management and operational functions will be provided solely by our employees or third parties and not by ARC or its affiliates (except that certain limited functions will continue to be performed by ARC under existing services agreements), (iii) our governance and management structures being consistent in all material respects with the governance and management structures generally in place at self-managed S&P 500 REITs at such time and (iv) ARC and Mr. Schorsch agree that they and their affiliates will not sponsor or raise capital for any non-traded REIT or similar offerings whose primary investment strategy is to invest in U.S. single-tenant, net-leased properties, provided that it will not prohibit RCS Capital Corporation from raising capital for REITs that are not affiliates of ARC and Mr. Schorsch that invest in U.S. single-tenant net leased properties.

September Private Placement Transactions

On November 12, 2013, pursuant to a securities purchase agreement dated September 15, 2013, or the September Securities Purchase Agreement, with unaffiliated third parties, or the September Common Stock Purchasers, each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act, we sold to the September Common Stock Purchasers a total of 15,126,860 shares of our common stock at a purchase price of $12.29 per share, for an aggregate purchase price of $186 million.

Additionally, on November 12, 2013, pursuant to a convertible preferred stock purchase agreement entered into on September 15, 2013, or the September Convertible Preferred Stock Purchase Agreement, with unaffiliated third parties, each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act, or the September Preferred Stock Purchasers, pursuant to which we sold to the September Preferred Stock Purchasers 21,735,008 shares of our Series D Cumulative Convertible Preferred Stock, or the Series D Preferred Shares, at a purchase price of $13.25 per share, for an aggregate purchase price of $288 million. Such transactions are referred to in this prospectus supplement collectively as the September Private Placement Transactions.

From and after August 31, 2014, holders of Series D Preferred Shares will have the right to require us to convert or exchange (as appropriate) some or all of their Series D Preferred Shares, and, subject to the terms of the articles supplementary, we will then have the right to select one of the following options:

•	convert some or all of their shares into an amount of shares of our common stock obtained by multiplying (i) the amount set forth on each electing holder’s conversion election notice, (ii) the lowest of (a) a 2% discount to the volume-weighted average trading price, or VWAP, of our common stock for the 10 trading days prior to the conversion election date or (b) a 2% discount to the closing price on the conversion election date, and (iii) $13.59, or the conversion price;
•	convert such number of Series D Preferred Shares into an equal number of Series E Cumulative Preferred Shares; provided, however, if the fair market value of such Series E Cumulative Preferred Shares to be issued to such holder, as determined on the conversion election date, is less than the conversion price, then we shall issue to each such converting holder a number of additional Series E Cumulative Preferred Shares so that the aggregate fair market value of the Series E Cumulative Preferred Shares equals the Series D Preferred Shares being converted; or
•	pay to such holder cash on the conversion election date in an amount equal to the product of (i) the number of shares of Series D Preferred Shares such holder has elected to convert and (ii) the greater of 102% of the liquidation preference of the Series D Preferred Shares and the one-day VWAP of our common stock on the date of such holder’s conversion election notice.

At any time when the VWAP of our common stock for the previous 60 consecutive trading days is in excess of $28.00, as adjusted from time to time, we shall have the right, at our option, to convert all, but not less than all, of the Series D Preferred Shares into an amount of shares of common stock obtained by dividing the liquidation preference by the conversion price.

The Series D Preferred Shares, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, rank: (1) senior to all common stock and all of our other capital stock designated as ranking junior to the Series D Preferred Shares; (2) on a parity with our Series E Cumulative Preferred Shares and our Series F Preferred Stock (when and if issued) and (3) junior to any class or series of shares of our capital stock deemed to rank senior to Series D Preferred Shares.

The Series D Preferred Shares have a liquidation preference of $13.59 per share plus accrued but unpaid dividends, or the liquidation preference. In the event of our liquidation, before any payment or distribution of our assets (whether capital or surplus) shall be made to or set apart for the holders of junior securities, the holders of Series D Preferred Shares will be entitled to receive an amount in cash equal to the greatest of (i) the liquidation preference plus 20% of such liquidation preference, (ii) an amount per share of Series D Preferred Shares equal to the amount that would have been payable had each share of Series D Preferred Shares been converted into shares of common stock at the conversion price immediately prior to such liquidation or (iii) the consideration payable to holders of our common stock in such liquidation.

We may exercise our right to redeem the Series D Preferred Shares by providing written notice to each holder not later than 15 days prior to August 31, 2014. We shall redeem for cash on the redemption date, out of funds legally available therefor, all, but not less than all, of the outstanding shares of Series D Preferred Shares at an amount equal to the greater of: (i) the product of: (a) the number of Series D Preferred Shares and (b) 102% of the liquidation preference: (a) the number of shares of our common stock to which the shares of Series D Preferred Shares would be convertible into and (b) 102% of the one-day VWAP of the common stock on the date of the redemption notice. In the addition to the amount set forth in the preceding sentence, on the redemption date, we shall also pay each holder of Series D Preferred Shares an amount equal to 2% of the aggregate liquidation preference of such holder’s Series D Preferred Shares.

November Finance Transactions

Pursuant to the terms of the articles supplementary creating our Series C Convertible Preferred Stock, or the Series C Shares, following the closing of the CapLease Merger, we elected to convert all outstanding Series C Shares into common stock. Pursuant to the limit in the articles supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, or the Exchange Cap, on November 12, 2013 we converted 1,104,781 Series C Shares into 1,411,030 shares of common stock. We paid holders of the 27.3 million Series C Shares for which common stock could not be issued upon conversion due to the Exchange Cap an aggregate amount equal to approximately $441.4 million in exchange for such Series C Shares. The proceeds of such repayment were used by certain holders of the Series C Shares to reinvest in common stock and Series D Preferred Shares pursuant to the September Private Placement Transactions.

On November 12, 2013, we satisfied all preferred and common contingent value rights previously issued to holders of Series C Shares pursuant to the agreement dated September 15, 2013 at a redemption price of $0.90 per preferred contingent value right and $1.50 per common contingent value right in an aggregate amount equal to approximately $49.3 million.

Such transactions are referred to in this prospectus supplement collectively as the November Finance Transactions.

Concurrent Notes Offering

Concurrently with this offering of notes, we are offering, pursuant to a separate prospectus supplement, $350,000,000 aggregate principal amount of our 3.75% Convertible Senior Notes due 2020 (or $402,500,000 aggregate principal amount if the underwriters in that offering exercise their over-allotment option in full), or the concurrent notes offering. The offering of notes hereby is not contingent upon the consummation of the concurrent notes offering, and the concurrent notes offering is not contingent on the consummation of the offering of notes hereby.

The offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Debt Securities” section of the accompanying prospectus, as supplemented by the “Description of notes” section of this prospectus supplement, contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer to American Realty Capital Properties, Inc. and not to its consolidated subsidiaries.

Issuer
American Realty Capital Properties, Inc., a Maryland corporation
Securities
$250,000,000 aggregate principal amount of 3.00% Convertible Senior Notes due 2018 (plus up to an additional $37,500,000 principal amount to cover over-allotments)
Maturity
August 1, 2018, unless earlier repurchased, redeemed or converted
Interest
3.00% per year. Interest will accrue from July 29, 2013 payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2014. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of notes — Events of default.”
Conversion rights
Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding February 1, 2018 only under the following circumstances:

•

during any calendar quarter (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined under “Description of notes — Conversion rights — Conversion upon satisfaction of trading price condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

• if we call any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

• upon the occurrence of specified corporate events described under “Description of notes — Conversion rights — Conversion upon specified corporate events.”
On or after February 1, 2018, until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.
The conversion rate for the notes is initially 59.8050 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $16.72 per share of common stock), subject to adjustment as described in this prospectus supplement.
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. We refer to our obligation to pay or deliver these amounts as our conversion obligation. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 20 trading day observation period (as described herein). See “Description of notes — Conversion rights — Settlement upon conversion.”
In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under “Description of notes — Conversion rights — Increase in conversion rate upon conversion upon a make-whole fundamental change.”
You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.
Ownership limitations
Ownership by any person of more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding common stock, or more than 9.8% of the value of our outstanding capital stock, is restricted by our charter. Generally, these ownership limits apply to the notes on an as converted basis thereby potentially limiting the amount of notes that may be owned by a person. Our board of directors, in its sole discretion, may exempt a proposed transferee from these ownership limits. However, our board of directors may not grant an exemption from the ownership limits to any proposed transferee whose ownership could jeopardize our status as a REIT. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into shares of our common stock to the extent that receipt thereof would violate the ownership limits contained in our charter. Our charter also contains other restrictions on ownership and transfer of stock. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.
Redemption of notes to preserve REIT status
We may not redeem the notes prior to the maturity date except to the extent but only to the extent necessary to preserve our status as a REIT. If we determine that it is necessary to redeem the notes to preserve our status as a REIT, we may redeem for cash all or part of the notes prior to the maturity date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
We will give notice of any redemption not less than 45 or more than 60 calendar days before the redemption date by mail or electronic delivery to the trustee, the paying agent and each holder of notes. See “Description of notes — Redemption of notes to preserve REIT status.”
Fundamental change
If we undergo a fundamental change (as defined in this prospectus supplement under “Description of notes — Fundamental change permits holders to require us to repurchase notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of notes — Fundamental change permits holders to require us to repurchase notes.”
Ranking
The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
• equal in right of payment to any of our unsecured indebtedness that is not so subordinated;

• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of September 30, 2013, our total consolidated indebtedness (including trade payables) was $1,684.8 million, of which an aggregate of $270.0 million was secured indebtedness of ours, and our subsidiaries had $1,414.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. generally accepted accounting principles, or GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes in this offering and the concurrent notes offering (assuming no exercise of the underwriters’ over-allotment option in either offering) and the use of proceeds therefrom, and after giving effect to the September Private Placement Transactions, the November Finance Transactions and the indebtedness incurred in connection with the CapLease Merger, our total consolidated indebtedness would have been $3.3 billion.
The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.
Use of proceeds
We estimate that the proceeds from this offering will be approximately $241.7 million (or $278.0 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses. We intend to use the net proceeds from this offering and the concurrent notes offering (a) to repay outstanding indebtedness under our existing credit facility (which will increase our availability of funds under such credit facility) and (b) for other general corporate purposes. See “Use of proceeds.”
Book-entry form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a public market for the notes
We cannot assure you of an active market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.

We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
U.S. federal income tax consequences
For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Supplemental U.S. federal income tax considerations.”
NASDAQ Global Select Market symbol for our common stock
Our common stock is listed on The NASDAQ Global Select Market under the symbol “ARCP.”
Trustee, paying agent and conversion agent
U.S. Bank National Association

Risk factors

An investment in the notes and our common stock (into which such notes may be convertible) involves significant risks. Prior to making a decision about investing in the notes and our common stock, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Currents Reports on Form 8-K, and amendments thereto, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as applicable, and other filings we may make from time to time with the SEC.

Risks related to the notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities. For example, nothing in the indenture or the notes would prohibit our operating partnership from incurring indebtedness that would rank structurally senior to the notes.

As of September 30, 2013, our total consolidated indebtedness (including trade payables) was $1,684.8 million, of which an aggregate of $270.0 million was secured indebtedness of ours, and our subsidiaries had $1,414.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes in this offering and the concurrent notes offering (assuming no exercise of the underwriters’ over-allotment option in either offering) and the use of proceeds therefrom, and after giving effect to the September Private Placement Transactions, the November Finance Transactions and the indebtedness incurred in connection with the CapLease Merger, our total consolidated indebtedness would have been $3.3 billion.

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by FINRA and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our tenants, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change; our credit agreement contains, and our future debt may contain, limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of notes —  Fundamental change permits holders to require us to repurchase notes.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described in under “Description of notes — Conversion rights —  Settlement upon conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our indebtedness. Our existing credit facility limits our ability to make payments on the notes, even if at the time of payment a default thereunder has occurred and is continuing or would result therefrom. The failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash due and payable on the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our existing and future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments thereon.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of notes — Conversion rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon conversion of securities convertible into common stock (including OP units) and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding February 1, 2018, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 20 trading day observation period. As described under “Description of notes — Settlement upon conversion,” this period would be

(i) subject to clause (ii), if the relevant conversion date occurs prior to February 1, 2018, the 20 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “Description of notes — Redemption of notes to preserve REIT status” and prior to the relevant redemption date, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after February 1, 2018, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional shares, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of notes — Fundamental change permits holders to require us to repurchase notes,” “Description of notes — Conversion rights — Increase in conversion rate upon conversion upon a make-whole fundamental change” and “Description of notes — Consolidation, merger and sale of assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under “Description of notes — Conversion rights — Increase in conversion rate upon conversion upon a make-whole fundamental change.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $26.00 per share or less than $14.54 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 68.7757 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of notes — Conversion rights — Conversion rate adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of notes — Conversion rights — Conversion rate adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions and significant changes in the composition of our board may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

In addition, certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them as continuing directors, as defined under “Description of notes — Fundamental change permits holders to require us to repurchase notes,” may not constitute a fundamental change. In the event of any such significant change in the composition of our board, the holders would not have the right to require us to repurchase the notes and would not be entitled to an increase in the conversion rate upon conversion as described under “Description of notes — Conversion rights — Increase in conversion rate upon conversion upon a make-whole fundamental change.”

We cannot assure you of an active trading market for the notes.

We do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you of an active trading market for the notes. If there is not an active trading market for the notes, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Restrictions on ownership and transfer in our charter may impair the ability of holders to convert notes into shares of our common stock.

Our charter, subject to certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and to limit any person to actual or constructive ownership of no more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding common stock or no more than 9.8% of the value of our outstanding capital stock. Generally, these ownership limits apply to the notes on an as converted basis thereby potentially limiting the amount of notes that may be owned by a person. Our board of directors, in its sole discretion, may exempt a proposed transferee from these ownership limits. However, our board of directors may not grant an exemption from the ownership limits to any proposed transferee whose ownership could jeopardize our qualification as a REIT. These restrictions on ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into shares of our common stock to the extent that receipt thereof would violate the ownership limits contained in our charter. Our charter also contains other restrictions on ownership and transfer of stock. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

Management will have broad discretion as to the use of the proceeds from this offering and our concurrent notes offering and our use thereof may not increase our funds from our operations or market value.

We currently intend to use the proceeds from this offering and our concurrent notes offering (a) to repay outstanding indebtedness under our existing credit facility (which will increase our availability of funds under such credit facility) and (b) for other general corporate purposes. We could also use the proceeds for purposes other than those contemplated at the time of these offerings, and we may not use the proceeds effectively. As such, our use of the net proceeds from these offerings may not increase our funds from operations or market value. In addition, we have received commitments from affiliates of certain of the underwriters to provide us up to $2.75 billion of financing under a term loan and bridge facility to fund such portion of the consideration to be paid pursuant to the Cole Merger, to refinance existing indebtedness of Cole and to pay related expenses. Under the terms of such commitment letter, the commitments will be reduced on a dollar-for-dollar basis by any amounts raised under this offering, under our concurrent notes offering or under certain other offerings of debt or equity we consummate. To the extent that we use the proceeds from these offerings for a purpose other than the Cole Merger, it would reduce the amount of funds available for the Cole Merger and there can be no assurance that we will have sufficient funds from other sources to fund such portion of the consideration to be paid pursuant to the Cole Merger, to refinance existing indebtedness of Cole and to pay related expenses. The terms of the Cole Merger and the commitment, and the risks associated therewith are set forth in reports filed by us under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are incorporated herein by reference.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. It is unclear whether such deemed dividends would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate U.S. holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. You should consult your tax adviser as to the tax consequences of constructive dividends. See “Supplemental U.S. federal income tax considerations.” If you are a Non-U.S. Holder (as defined in “Supplemental U.S. federal income tax considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Supplemental U.S. federal income tax considerations.”

The tax consequences of a conversion of notes for a combination of cash and shares of our common stock are not clear.

The amount of gain or loss that may be recognized upon a conversion of notes for a combination of cash and shares of our common stock is not clear. See “Supplemental U.S. federal income tax considerations.”

We may be subject to limitations on the deductibility of interest we pay on the notes.

Under Section 279 of the Code, deductions otherwise allowable to a corporation for interest expense may be reduced or eliminated in the case of corporate acquisition indebtedness. If the notes meet all the criteria for treatment as corporate acquisition indebtedness, the deduction for the interest expense in connection with them could be reduced or eliminated, which could affect the amount we are required to distribute to our shareholders.

Risks related to our common stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes.

The closing market price for our common stock has varied between a high of $18.05 on May 15, 2013 and a low of $11.64 on November 15, 2012 in the twelve-month period ending on September 30, 2013. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in this “Risk Factors” section; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of December 2, 2013, we had outstanding approximately 211.0 million shares of our common stock and securities (including OP units) convertible into approximately 9.1 million shares of our common stock (of which approximately 1.0 million were convertible as of that date). The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock, and the value of your notes, to decline.

Maryland law and our charter documents may impede or discourage a takeover, which could reduce the market price of our common stock and the value of your notes.

We are a Maryland corporation, and the anti-takeover provisions of Maryland law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors or a committee thereof has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors or a committee thereof to create and issue a new series of preferred stock and certain provisions of Maryland law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of your notes.

Use of proceeds

We estimate that the net proceeds to us from the sale of the notes in this offering will be approximately $241.7 million, or approximately $278.0 million if the underwriters exercise their overallotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering and the net proceeds from our concurrent notes offering (approximately $338.6 million or approximately $389.5 million if the underwriters exercise their over-allotment option granted in such concurrent notes offering in full) (a) to repay outstanding indebtedness under our existing credit facility (which will increase our availability of funds under such credit facility) and (b) for other general corporate purposes. The credit commitments under our existing credit facility are scheduled to terminate on February 14, 2017, unless extended at our election and in accordance with the terms of the credit agreement governing our existing credit facility to February 14, 2018, and the term loans under our existing credit facility are scheduled to mature on February 14, 2018. As of September 30, 2013, $600 million of term loans were outstanding and there were no amounts outstanding under our existing credit facility. Loans under our existing credit facility are priced at the applicable rate (at our election, either LIBOR for an interest period of 1, 3 or 6 months or a floating interest rate based upon one month LIBOR, determined on a daily basis), plus (i) 2.25% to 3.00%, based upon our current leverage, from any time until the Final Covenant Period (as defined in the credit agreement) or (ii) at any time after the commencement of the Final Covenant Period, 1.60% to 2.20%, based upon our current leverage. To the extent that we receive an investment-grade credit rating as determined by a major credit rating agency, at our election, advances under the credit facility will be priced at the applicable rate plus 0.90% to 1.75%, in the case of credit loans, or 1.15% to 2.00%, in the case of term loans, based upon our then current grade credit rating. Affiliates of Barclays Capital Inc., Capital One Securities, Inc., Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are lenders under our existing credit facility and will receive their proportionate share of any amount repaid under our existing credit facility with net proceeds from this offering. Pending application of the net proceeds of this offering, we may invest the net proceeds in short-term income-producing investments.

Capitalization

The following table sets forth our cash and cash equivalents and consolidated capitalization (i) on an actual basis, (ii) as adjusted to reflect the impact of the September Private Placement Transactions and the November Finance Transactions, (iii) as adjusted to reflect the impact of (a) the CapLease Merger, which closed on November 5, 2013, and (b) the transactions described in clause (ii); (iv) as adjusted to reflect the impact of (a) the issuance of $250 million principal amount of notes in this offering assuming the underwriters’ option to purchase additional notes is not exercised and (b) the transactions described in clauses (ii) and (iii), and (v) as adjusted to reflect the impact of (a) the issuance of $350 million principal amount of notes in our concurrent notes offering assuming the underwriters’ option to purchase additional notes is not exercised and (b) the transactions described in clauses (ii), (iii) and (iv). No adjustments have been made to reflect normal course operations by us or other developments with respect to our business after September 30, 2013, except as described above. As a result, the adjusted information provided below is not indicative of our actual cash position or capitalization as of any date. You should read this table together with the unaudited pro forma combined financial statements incorporated in this prospectus supplement by reference and our consolidated balance sheets, unaudited financial statements and related notes for the quarter ended September 30, 2013 included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

	Actual	As adjusted for the September Private Placement Transactions and the November Finance Transactions	As adjusted for the CapLease Merger(7)	As adjusted for the Convertible Notes Issued in this Offering	As adjusted for the Convertible Notes Issued in this Offering and the Concurrent Offering
	As of September 30, 2013
	(unaudited)
	(dollars in thousands)
Cash and Cash Equivalents(1)	$150,481	$125,315	$161,254	$161,254	$161,254
Debt Obligations:(2)
Mortgages notes payable	269,891	269,891	1,265,217	1,265,217	1,265,217
Existing credit facility	600,000	600,000	1,540,387	1,298,737	960,107
Series C Shares(3)	449,827	—	—	—	—
Contingent value rights obligation to preferred and common investors(4)	49,314	—	—	—	—
3.00% Convertible Senior Notes due 2018(5)	310,000	310,000	310,000	560,000	560,000
Credit agreement	—	—	150,000	150,000	150,000
Other long-term debt	—	—	50,130	50,130	50,130
3.75% Convertible Senior Notes due 2020(5)	—	—	—	—	350,000
Total debt obligations	1,679,032	1,179,891	3,315,734	3,324,084	3,335,454
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized, zero shares issued and outstanding at September 30, 2013; 21,735,008 issued and outstanding as adjusted for the September Private Placement Transactions and the November Finance Transactions	—	215	215	215	215
Common stock, $0.01 par value per share, 750,000,000 shares authorized and 185,448,022 shares issued and outstanding at September 30, 2013; 201,985,550 issued and outstanding as adjusted for the September Private Placement Transactions and the November Finance Transactions	1,848	2,013	2,013	2,013	2,013
Additional paid-in capital(6)	1,803,315	2,276,908	2,276,908	2,276,908	2,276,908
Accumulated other comprehensive loss	4,857	4,857	4,857	4,857	4,857
Accumulated deficit	(480,817)	(480,817)	(480,817)	(480,817)	(480,817)
Total American Realty Capital Properties, Inc. equity	1,329,203	1,803,176	1,803,176	1,803,176	1,803,176
Non-controlling interests	123,602	123,602	123,602	123,602	123,602
Total equity	1,452,805	1,926,778	1,926,778	1,926,778	1,926,778
Total capitalization	$3,131,837	$3,106,671	$5,242,514	$5,250,862	$5,262,232

(1)	As of October 31, 2013, we had approximately $15.2 million in cash and cash equivalents and approximately $4.5 million in investment securities at fair value.
(2)	Excludes trade payables.
(3)	In November 2013, pursuant to the terms of the articles supplementary creating the Series C Shares, we elected to convert all outstanding Series C Shares into common stock. Pursuant to the Exchange Cap, we converted 1,104,781 Series C Shares into 1,411,030 shares of our common stock. We paid holders of the 27.3 million Series C Shares for which common stock could not be issued upon conversion due to the Exchange Cap an aggregate amount equal to approximately $441.4 million in exchange for such Series C Shares.
(4)	In November 2013, we satisfied all preferred and common contingent value rights previously issued to holders of Series C Shares pursuant to the agreement dated September 15, 2013 by and among us and the holders of the preferred contingent value rights at a redemption price of $0.90 per preferred contingent value right and $1.50 per common contingent value right in an aggregate amount equal to approximately $49.3 million.
(5)	In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Amounts shown in the historical column shows the aggregate principal amounts of the notes. Upon issuance of additional convertible notes, a debt discount will be recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes and does not reflect any debt discount, fees and expenses that we will be required to recognize.
(6)	In November 2013, as required in connection with the consummation of the CapLease Merger, we closed on the September Private Placement Transactions and the November Finance Transactions. The aggregate purchase price paid by investors in these transactions was $474 million, comprising the sale and issuance of approximately 15.1 million shares of our common stock and approximately 21.7 million Series D Preferred Shares, which we recorded as $186 million and $288 million of additional paid-in capital, respectively.
(7)	Reflects the pro forma adjustments relating to cash and debt assumed to fund the CapLease Merger, which occurred on November 5, 2013, and the funding used to source the cash needs for the acquisition.

Ratio of earnings to fixed charges

Our consolidated ratio of earnings to fixed charges for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011, 2010, 2009 and 2008 are set forth below. Information presented for periods prior to September 6, 2011, the date of the closing of our IPO relates to the ARC Predecessor Companies. The date of inception of the first ARC Predecessor Company was June 5, 2008. As a result, the ratio of earnings to fixed charges is not a meaningful measure for any prior period.

	American Realty Capital Properties, Inc.				ARC Predecessor Companies(1)
	Period ended September 30, 2013(2)(3)(4)	Year ended December 31, 2012(2)(3)	Period September 6, 2011 through December 31, 2011(1)(2)		Period January 1, 2011 through September 5, 2011		Year ended December 31,				Period June 5, 2008 through December 31, 2008
							2010		2009(2)
Ratio of Earnings to Fixed Charges	-6.34x	-2.17x	-0.90x	(5)	0.33x	(5)	0.31x	(5)	-0.24x	(5)	0.26x	(5)

(1)	Our IPO closed on September 6, 2011.
(2)	The ratio of earnings to fixed charges was less than one-to-one for the nine months ended September 30, 2013, the year ended December 31, 2012, the period from September 6, 2011 through December 31, 2011 and the year ended December 31, 2009. For the nine months ended September 30, 2013, the total fixed charges were approximately $25.3 million, the total preferred stock dividends were $8.6 million and total losses were approximately $210.1 million, resulting in a total deficiency of $248.9 million. For the year ended December 31, 2012, the total fixed charges were approximately $11.9 million, the total preferred stock dividends were approximately $0.4 million and the total losses were approximately 26.4 million, resulting in a total deficiency of $38.7 million. For the period from September 6, 2011 through December 31, 2011, the total fixed charges were approximately $0.9 million and the total losses were approximately $0.8 million, resulting in a total deficiency of approximately $1.7 million. For the year ended December 31, 2009, the total fixed charges were approximately $7.0 million and the total losses were approximately $1.6 million, resulting in a total deficiency of approximately $8.6 million.
(3)	On February 28, 2013, we merged with American Realty Capital Trust III, Inc. or ARCT III. The ratios for this period are presented as if the companies were reporting on a combined basis.
(4)	Net loss used in calculation of ratio of earnings to fixed charges includes our merger with ARCT III and other transaction related expenses of $146.2 million. Excluding this amount the ratio of earnings to fixed charges would be -3.04x.
(5)	We did not pay dividends on preferred stock prior to June 15, 2012. The ARC Predecessor Companies did not pay dividends on preferred stock.

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, (i) “earnings” have been calculated by adding fixed charges to income (loss) before income taxes and (ii) “fixed charges” have been calculated as the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and dividends paid on preferred securities.

Description of notes

We are offering an additional $250,000,000 aggregate principal amount (or $287,500,000 if the underwriters exercise their over-allotment option in full) of our 3.00% Convertible Senior Notes due 2018. The notes offered hereby will bear the same CUSIP number as, and be treated as a single series with, the $310,000,000 aggregate principal amount of our 3.00% Convertible Senior Notes due 2018 that were previously issued. The notes offered hereby will be issued under the same base indenture as the previously issued notes, dated as of July 29, 2013 between us and U.S. Bank National Association, as supplemented by a supplemental indenture dated July 29, 2013. In this section, we refer to the base indenture, or the base indenture, as supplemented by the supplemental indenture, or the supplemental indenture, collectively as the indenture. We refer to the notes offered hereby and the previously issued notes collectively as the notes. This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

You may request a copy of the indenture from us as described under “Incorporation of certain documents by reference” on page S-74 of this prospectus supplement.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to American Realty Capital Properties, Inc. and not to its subsidiaries.

General

The notes will:

•	be our general unsecured, senior obligations;
•	bear cash interest from July 29, 2013 at an annual rate of 3.00% payable on February 1 and August 1 of each year, beginning on February 1, 2014;
•	only to the extent necessary to preserve our status as a REIT, be redeemable prior to maturity, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;
•	be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “— Fundamental change permits holders to require us to repurchase notes”), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;
•	mature on August 1, 2018, unless earlier converted, redeemed or repurchased;
•	be issued in denominations of $1,000 and multiples of $1,000; and
•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-entry, settlement and clearance.”

Following this offering, $560,000,000 aggregate principal amount (or $597,500,000 if the underwriters exercise their over-allotment option in full) of notes will be outstanding.

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 59.8050 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $16.72 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “— Conversion rights — Settlement upon conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Fundamental change permits holders to require us to repurchase notes” and “— Consolidation, merger and sale of assets” below and except for the provisions set forth under “— Conversion rights — Increase in conversion rate upon conversion upon a make-whole fundamental change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, again reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the previously issued notes and the notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and cancellation

We will cause all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Payments on the notes; paying agent and registrar; transfer and exchange

We will pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of 3.00% per year until maturity. Interest on the notes will accrue from July 29, 2013 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2014.

Interest will be paid to the person in whose name a note is registered at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date, or a regular record date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any fundamental change required repurchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term business day means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of default.”

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of September 30, 2013, we and our subsidiaries had total consolidated indebtedness (including trade payables) of $1,684.8 million, of which an aggregate of $270.0 million was secured indebtedness of ours, and our subsidiaries had $1,414.8 million of indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes in this offering and the concurrent notes offering (assuming no exercise of the underwriters’ over-allotment option in either offering) and the use of proceeds therefrom, and after giving effect to the September Private Placement Transactions, the November Finance Transactions and the indebtedness incurred in connection with the CapLease Merger, our total consolidated indebtedness would have been $3.3 billion.

The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See “Risk factors — Risks related to the notes — We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change; our credit agreement contains, and our future debt may contain, limitations on our ability to pay cash upon conversion or repurchase of the notes.”

Redemption of notes to preserve REIT status

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. We may not redeem the notes prior to the maturity date except to the extent but only to the extent necessary to preserve our status as a REIT. If we determine that it is necessary to redeem the notes to preserve our status as a REIT, we may redeem for cash all or part of the notes prior to the maturity date. In the case of any redemption, we will provide not less than 45 nor more than 60 calendar days’ notice before the redemption date to the trustee, the paying agent and each holder of notes, by mail or electronic delivery, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the trustee considers to be fair and appropriate.

If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion rights

General

Prior to the close of business on the business day immediately preceding February 1, 2018, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “— Conversion upon satisfaction of sale price condition,” “— Conversion upon satisfaction of trading price condition,” “— Conversion upon notice of redemption,” and “— Conversion upon specified corporate events.” On or after February 1, 2018 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate will initially be 59.8050 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $16.72 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “— Settlement upon conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 20 trading day observation period (as defined below under “— Settlement upon conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

If we call notes for redemption, a holder of notes may convert all or any portion of its notes only until the close of business on the scheduled trading day immediately preceding the redemption date unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the redemption price has been paid or duly provided for).

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “— Settlement upon conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;
•	if we have specified a redemption date that is after a regular record date and on or prior to the corresponding interest payment date;
•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date; or
•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion upon satisfaction of sale price condition

Prior to the close of business on the business day immediately preceding February 1, 2018, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if our common stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon satisfaction of trading price condition

Prior to the close of business on the business day immediately preceding February 1, 2018, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period, or the measurement period, in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose and whose names we provide to the bid solicitation agent; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If we do not, when we are required to, instruct the bid solicitation agent to obtain bids from nationally recognized securities dealers selected by us, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination and provided it with the names of at least three nationally recognized securities dealers; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

The trustee will initially act as the bid solicitation agent.

Conversion upon notice of redemption

If we call any or all of the notes for redemption prior to the close of business on the business day immediately preceding February 1, 2018, holders may convert all or any portion of their notes at any time prior to the close of business on the scheduled trading day prior to the redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the redemption price has been paid or duly provided for.

Conversion upon specified corporate events

Certain distributions

If, prior to the close of business on the business day immediately preceding February 1, 2018, we elect to:

•	issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or
•	distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities (excluding for this purpose a distribution solely in the form of cash required to preserve our status as a REIT), which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 30 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion or their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

Certain corporate events

If a transaction or event that constitutes a “fundamental change” (as defined under “— Fundamental change permits holders to require us to repurchase notes”) or a “make-whole fundamental change” (as defined under “— Increase in conversion rate upon conversion upon a make-whole fundamental change”) occurs prior to the close of business on the business day immediately preceding February 1, 2018, regardless of whether a holder has the right to require us to repurchase the notes as described under “— Fundamental change permits holders to require us to repurchase notes,” or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, in each case, pursuant to which our common stock would be converted into cash, securities or other assets, all or any portion of a holder’s notes may be surrendered for conversion at any time from or after the date that is 30 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 30 scheduled trading days prior to the anticipated effective date of such transaction; or (ii) if we do not have knowledge of such transaction at least 30 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or after February 1, 2018

On or after February 1, 2018, a holder may convert all or any portion of its notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents; and
•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “— Fundamental change permits holders to require us to repurchase notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash, or a cash settlement, shares of our common stock, or physical settlement, or a combination of cash and shares of our common stock, or a combination settlement, as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after February 1, 2018, and all conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date, will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the related redemption date, and any conversions for which the relevant conversion date occurs on or after February 1, 2018, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) subject to clause (ii), after the date of issuance of a notice of redemption as described under “— Redemption of notes to preserve REIT status” and prior to the related redemption date, in such notice of redemption or (ii) on or after February 1, 2018, no later than February 1, 2018). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

Settlement amounts will be computed as follows:

•	if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;
•	if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related observation period; and
•	if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 20 consecutive trading days during the observation period, shall consist of:

•	cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method, or the specified dollar amount, if any, divided by 20, the quotient of which we refer to as the “daily measurement value”, and (ii) the daily conversion value; and
•	if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 20 consecutive trading days during the observation period, 5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for each of the 20 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ARCP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•	subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to February 1, 2018, the 20 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

•	if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “— Redemption of notes to preserve REIT status” and prior to the relevant redemption date, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding such redemption date; and
•	subject to the immediately preceding bullet, if the relevant conversion date occurs on or after February 1, 2018, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

Except as described under “— Increase in conversion rate upon conversion upon a make-whole fundamental change” and “— Recapitalizations, reclassifications and changes of our common stock,” we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and
OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—  Conversion upon specified corporate events — Certain distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;
•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and
•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0 – FMV

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0

where,

CR0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =	the conversion rate in effect immediately after the end of the valuation period;
FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “— Conversion upon satisfaction of sale price condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off, or the valuation period; and
MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion of notes during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date of the spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, monthly (or other regular dividend period we have at the time) cash dividend that does not exceed $0.07583 per share (or proportionally adjusted for any change in our regular monthly dividend period), or the initial dividend threshold, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 – T SP0 – C

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;
T =	the initial dividend threshold; provided that if the dividend or distribution is not a regular cash dividend, the initial dividend threshold will be deemed to be zero; and
C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this clause (4).

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0 “ (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)	If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1 =	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 =	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of notes within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “— Settlement upon conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Supplemental U.S. federal income tax considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Except as described above, the conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;
•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;
•	solely for a change in the par value of the common stock or a change in our jurisdiction of incorporation;
•	for accrued and unpaid interest, if any; or
•	for an event otherwise requiring an adjustment, as described herein if such event is not consummated.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, on the conversion date for any notes and on each trading day of any observation period for any converted notes.

Recapitalizations, reclassifications and changes of our common stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),
•	any consolidation, merger or combination involving us,
•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or
•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive, or the reference property, upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “— Settlement upon conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “— Settlement upon conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “— Settlement upon conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “— Increase in conversion rate upon conversion upon a make-whole fundamental change”), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined under “— Conversion rate adjustments”) based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

Adjustments of prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the “stock price” for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in conversion rate upon conversion upon a make-whole fundamental change

If the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock, or the additional shares, as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “— Conversion rights — Settlement upon conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the effective date, and the price, or the stock price, paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “— Conversion rate adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$14.54	$16.00	$17.00	$18.00	$19.00	$20.00	$22.00	$24.00	$26.00
July 29, 2013(1)	8.9707	5.5247	3.8125	2.5209	1.5747	0.9117	0.2170	0.0175	0.0000
August 1, 2014	8.9707	6.2646	4.3938	2.9701	1.9116	1.1528	0.3148	0.0404	0.0000
August 1, 2015	8.9707	6.6899	4.6964	3.1810	2.0565	1.2495	0.3515	0.0496	0.0000
August 1, 2016	8.9707	6.5928	4.5226	2.9738	1.8518	1.0735	0.2631	0.0262	0.0000
August 1, 2017	8.9707	5.7593	3.6504	2.1664	1.1821	0.5783	0.0810	0.0000	0.0000
August 1, 2018	8.9707	2.6950	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1)	July 29, 2013 was the issue date of the previously issued notes and is included here for completeness although the notes offered hereby are being issued on a subsequent date.

The exact stock prices and effective dates may not be set forth in the table above, in which case

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.
•	If the stock price is greater than $26.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
•	If the stock price is less than $14.54 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 68.7757 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion rate adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to repurchase notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;
(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clauses (A) or (B), (i) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction or (ii) effectuated solely to change our jurisdiction of incorporation or to form a holding company for us that results in (1) the surviving entity or the holding company becoming the sole obligor on the notes, (2) a reclassification or share exchange or similar exchange of our outstanding common stock into solely common equity in the surviving entity that is listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors) and (3) such common equity becoming the reference property for the notes as described in this prospectus supplement, shall not be a fundamental change pursuant to this clause (2);
(3)	“continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;
(4)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(5)	our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “— Conversion rights — Settlement upon conversion”).

“Continuing director” means a director who either was a member of our board of directors on July 23, 2013 or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;
•	the date of the fundamental change;
•	the last date on which a holder may exercise the repurchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the paying agent and the conversion agent, if applicable;
•	if applicable, the conversion rate and any adjustments to the conversion rate;
•	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and
•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;
•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;
•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and
•	the principal amount, if any, which remains subject to the repurchase notice.

If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and
•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
•	file a Schedule TO or any other required schedule under the Exchange Act; and
•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “— Fundamental change permits holders to require us to repurchase notes” to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes or entitled to an increase in the conversion rate upon conversion as described under “— Increase in conversion rate upon conversion upon a make-whole fundamental change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk factors — Risks related to the notes — We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change; our credit agreement contains, and our future debt may contain, limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

This “— Consolidation, merger and sale of assets” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in its entirety.

Events of default

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;
(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(3)	our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such default is not cured within five business days;
(4)	our failure to give a fundamental change notice as described under “— Fundamental change permits holders to require us to repurchase notes” and such failure is not cured within ten days after the due date for such notice or our failure to give notice of a specified corporate transaction as described under “ — Conversion upon specified corporate events” when due;
(5)	our failure to comply with our obligations under “Consolidation, merger and sale of assets”;
(6)	our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;
(7)	default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(8)	(a) we or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, file for bankruptcy or (b) certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, occur and remain undischarged or unstayed for a period of 50 days; or
(9)	a final judgment for the payment of $50 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “— Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for the first 90 days of the 180-day period during which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the notes outstanding for the last 90 days of such 180-day period as long as such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;
(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;
(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

This “— Events of default” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities — Events of Default” and the third paragraph of the section of the accompanying prospectus entitled “Description of Debt Securities — Modification and Waiver” in their entirety.

Modification and amendment

The indenture may be modified and amended as described in “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus, except that the first bullet point of the first paragraph thereof is deleted with respect to the notes. The previously issued notes, the notes offered hereby and any further additional notes we may issue in the future would be taken together as one class for the purposes of determining whether any potential modification or amendment has been approved, as well as for all other purposes. Notwithstanding the foregoing, and in addition to the other limitations described under “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus, no amendment may without the consent of each holder of an outstanding note affected:

(1)	make any change that adversely affects the conversion rights of any notes;
(2)	reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to pay the redemption price or the fundamental change repurchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(3)	make any note payable in money, or at a place of payment, other than that stated in the note;
(4)	change the ranking of the notes;
(5)	impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or
(6)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

In addition to the other permitted amendments described in “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus, we and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

(1)	cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the notes;
(2)	provide for the assumption by a successor corporation of our obligations under the indenture;
(3)	add guarantees with respect to the notes;
(4)	secure the notes;
(5)	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
(6)	in connection with any transaction described under “Conversion rights — Recapitalizations, reclassifications and changes of our common stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “Conversion rights — Settlement upon conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;
(7)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(8)	conform the provisions of the indenture to the “Description of notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet; or
(9)	evidence and provide for the appointment under the indenture of a successor trustee.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or shares of common stock or a combination of cash and shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

This “Discharge” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities — Defeasance” in its entirety.

Ownership limitations

Ownership by any person of more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding common stock, or more than 9.8% of the value of our outstanding capital stock, is restricted by our charter. Generally, these ownership limits apply to the notes on an as converted basis thereby potentially limiting the amount of notes that may be owned by a person. Our board of directors, in its sole discretion, may exempt a proposed transferee from these ownership limits. However, our board of directors may not grant an exemption from the ownership limits to any proposed transferee whose ownership could jeopardize our status as a REIT. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into shares of our common stock to the extent that receipt of shares of our common stock, if any, that may be issuable at our option upon conversion of such notes would cause such holder (or any other person) to exceed the ownership limits contained in our charter. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.

Calculations in respect of notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent, bid solicitation agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws of such state.

Book-entry, settlement and clearance

The global notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

This “Book-entry, settlement and clearance” section replaces the sections of the accompanying prospectus entitled “Description of Debt Securities — Form, Exchange and Transfer” and “Description of Debt Securities — Global Securities” in their entirety.

Supplemental U.S. federal income tax considerations

The following summary discusses the material U.S. federal income tax considerations associated with the ownership, disposition and conversion of the notes we are offering. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus supplement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, investors subject to the alternative minimum tax, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, pension plans, banks and other financial institutions, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, a person that holds common stock as part of a straddle or a hedging or conversion transaction, investors whose functional currency is not the U.S. dollar and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Holders, as defined below).

The notes will be issued as additional notes under the indenture pursuant to which we issued $300 million principal amount of our 3.00% Convertible Senior Notes due 2018. The notes offered hereby and those previously issued notes will be treated as a single class of debt securities under the indenture and will be subject to the same information reporting for U.S. federal income tax purposes. This discussion pertains only to the notes being issued in this offering and does not apply to the notes presently outstanding under the indenture.

This summary is limited to beneficial owners of notes that purchase the notes in this offering, and that will hold the notes as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership, conversion or disposition of the notes has been requested from the Internal Revenue Service, or the IRS, or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents and other contractual arrangements. This summary does not consider U.S. tax laws other than the U.S. federal income taxes imposed by the Code, and does not discuss the impact that U.S. state and local taxes or taxes imposed by non-U.S. jurisdictions might have on the matters discussed in this summary or otherwise.

The notes are complex, and certain aspects of the U.S. federal income tax treatment of the notes are not certain. Tax matters are very complicated and the tax consequences to an investor of an investment in the notes, the conversion of the notes into either our common stock or cash, and an investment in our common stock will depend on the facts of such investor’s particular situation. Investors are strongly encouraged to consult their own tax advisor regarding the U.S. federal income tax consequences of the ownership, disposition and conversion of the notes, the acquisition, ownership and disposition of our common stock, the U.S. federal income tax treatment of a REIT as well as the effect of state, local and foreign tax laws and the effect of any possible changes in tax laws.

Tax consequences to U.S. Holders of notes

The following is a summary of material U.S. federal income tax consequences that will apply to a “U.S. Holder” of the notes. As used herein, the term “U.S. Holder” means a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of the notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds the notes or our common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding the notes or our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, conversion and disposition of the notes.

If you are not a U.S. Holder, this section does not apply to you. Please see “— Tax consequences to Non-U.S. Holders of notes”, below.

Payments of interest.  Subject to the discussion below regarding amortizable bond premium and pre-acquisition accrued interest, stated interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount, or OID, for U.S. federal income tax purposes. If, however, a note’s principal amount exceeds its issue price by an amount that does not satisfy a de minimis test, a U.S. Holder will be required to include the excess in income as OID, as it accrues, in accordance with a constant-yield method based on a compounding of interest.

Pre-acquisition accrued interest.  A portion of the purchase price of the notes is attributable to the amount of interest accrued for the period from July 29, 2013, until the date of acquisition, or the pre-acquisition accrued interest. Pre-acquisition accrued interest should not be taxable when received. It is not clear in such instance whether to exclude the amount attributable to pre-acquisition accrued interest from the U.S. Holder’s initial basis, or to reduce the U.S. Holder’s basis by the amount of pre-acquisition accrued interest when received.

Amortizable bond premium.  A U.S. Holder who purchases a note for an amount in excess of its principal amount (excluding any amount properly allocable to pre-issuance accrued interest, as described above under “— Pre-issuance accrued interest”) will be considered to have purchased the note with amortizable bond premium in an amount equal to such excess. A U.S. Holder may elect to amortize this bond premium, using a constant yield method, over the remaining term of the note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in its gross income with respect to the note in that accrual period. A U.S. Holder must reduce its tax basis in the note by the amount of premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. If the U.S. Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on the disposition of the note.

Sale, exchange or retirement of the notes.  Upon the sale, exchange or retirement of a note (other than a conversion into common stock), a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “— Payments of interest” and “— Pre-acquisition accrued interest” above. A U.S. Holder’s tax basis in a note generally will be equal to the cost of the note to such U.S. Holder reduced by any previously amortized bond premimum.

Gain or loss recognized on the sale, exchange or retirement of a note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, long-term capital gains recognized by non-corporate U.S. Holders generally are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Conversion into common stock.  A U.S. Holder’s conversion of a note solely into our common stock and cash in lieu of a fractional share of our common stock will not be a taxable event, except that the receipt of cash in lieu of a fractional share of common stock (such receipt to be treated as if the fractional share were issued and received and then immediately redeemed for cash) will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share) and the fair market value of our common stock received with respect to accrued interest other than pre-acquisition accrued interest will be taxed as a payment of interest as described under “— Payments of interest” above.

A U.S. Holder’s tax basis in our common stock received upon a conversion of a note (other than our common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted. A U.S. Holder’s tax basis in our common stock received with respect to accrued interest will equal the fair market value of the stock received. A U.S. Holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock received upon conversion between our common stock received (other than the fractional share) and the fractional share, in accordance with their respective fair market values. A U.S. Holder’s holding period in our common stock received will include such U.S. Holder’s holding period for the note converted, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt of such common stock.

Conversion into cash.  If a U.S. Holder converts a note and receives from us solely cash, such U.S. Holder will recognize gain or loss in the same manner as if such U.S. Holder had disposed of the note in a taxable disposition as described under “— Sale, exchange or retirement of the notes” above.

Conversion into common stock and cash.  The tax consequences of the conversion of a note into a combination of our common stock and cash are not clear. A U.S. Holder may be treated as having exchanged the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In such a case, a U.S. Holder would recognize capital gain, but not loss, equal to the excess of the sum of the fair market value of our common stock (treating a fractional share as issued and received for this purpose) and cash received (other than amounts attributable to accrued interest, which would be treated as such as described under “— Payments of interest” or “— Pre-acquisition accrued interest”above or cash received in lieu of a fractional share) over the holder’s tax basis in the note, but only to the extent of the amount of cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share). In such circumstances, a U.S. Holder’s tax basis in our common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share) would equal the tax basis of the note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. Holder’s tax basis in our common stock received with respect to accrued interest would equal the fair market value of the stock received. A U.S. Holder’s holding period for common stock received upon conversion would include the period during which such holder held the notes, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.

Alternatively, the conversion of a note into a combination of our common stock and cash may be treated as in part a conversion of a portion of the note into our common stock and in part a redemption of a portion of the note for cash, in which case the redemption portion would be taxed in the manner described under “— Sale, exchange or retirement of the notes” above. Under this alternative characterization, with respect to the portion of the note treated as converted into our common stock, a U.S. Holder generally would not recognize gain or loss with respect to our common stock received upon conversion (other than with respect to cash received in lieu of a fractional share or common stock attributable to accrued interest), and the U.S. Holder’s holding period for such common stock would include the period during which such U.S. Holder held the notes, except that the holding period of any of our common stock received with respect to accrued interest would commence on the day after the date of receipt. In such case, the U.S. Holder’s basis in the note would be allocated pro rata between our common stock received (including any fractional share of common stock for which cash is received but excluding common stock received with respect to accrued interest) and cash received, in accordance with their relative fair market values.

Under either of the treatments described above, there is no authority as to how the portion of the note converted into cash should be allocated between the principal amount of the note converted and the accrued but unpaid interest on the note converted. We think it would be reasonable to report the cash as allocated first to the amount of any accrued but unpaid stated interest on the note converted to the extent of such unpaid stated interest and thereafter to the principal amount of the note converted, and we intend to report the allocation in such manner for U.S. federal income tax purposes unless the IRS rules that an alternative method of allocation is required, and such allocation would be binding on you unless you explicitly disclose to the IRS on your tax return for such year during which the notes are converted that you are taking a different position.

Additionally, under either of the treatments described above, with respect to cash received in lieu of a fractional share of common stock, a U.S. Holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, a U.S. Holder will recognize capital gain or loss equal to the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share. A U.S. Holder’s tax basis in a fractional share would be determined by allocating the holder’s tax basis in the common stock received upon conversion between the common stock received (other than the fractional share) and the fractional share, in accordance with their respective fair market values.

Any capital gain recognized by U.S. Holders upon the conversion of a note into our common stock and cash will be long-term capital gain if at the time of conversion the notes have been held for more than one year. Under current law, long-term capital gains recognized by non-corporate U.S. Holders generally are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

U.S. Holders should consult their tax advisors regarding the tax treatment of the receipt of a combination of cash and our common stock for notes upon conversion.

Constructive dividends.  The conversion rate of the notes will be adjusted in certain circumstances. Under the Code and applicable U.S. Treasury regulations, adjustments that have the effect of increasing a beneficial owner of the notes’ interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the beneficial owner of the notes even though the beneficial owner of the notes has not received any cash or property as a result of such adjustments. If we were to make a distribution of cash or property (for example, evidences of indebtedness or assets) to stockholders and the conversion rate of the notes were increased pursuant to the anti-dilution provisions of the indenture, such increase would be deemed to be a distribution to beneficial owners of the notes. In addition, any other increase in the conversion rate of the notes (including an adjustment to the conversion rate in connection with a make-whole fundamental change) may, depending on the circumstances, be deemed to be a distribution to beneficial owners of the notes. Additionally, in certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to beneficial owners of the notes, if as a result of such failure the proportionate interest of the beneficial owners of the notes in our assets or earnings and profits is increased. Any deemed distribution will be taxed in the same manner as an actual distribution. See the section in the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders.” It is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate U.S. Holders or for the dividends received deduction applicable to certain dividends paid to corporate U.S. Holders. U.S. Holders should consult their tax advisors as to the tax consequences of receiving constructive dividends.

Possible effect of a consolidation or merger.  In certain situations, we may consolidate or merge into another entity (as described above under “Description of notes — Consolidation, merger and sale of assets” and “Description of notes — Conversion rights — Increase in conversion rate upon conversion upon a make-whole fundamental change”). Depending on the circumstances, a change in the obligor of the notes as a result of the consolidation or merger could result in a deemed taxable exchange to a U.S. Holder, and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. U.S. Holders should consult their own advisors on the possible tax consequences of our consolidating or merging into another entity on an investment in the notes.

Ownership and disposition of shares received upon conversion.  The tax consequences to a U.S. Holder of owning and disposing of our common stock received upon conversion of the notes are described in the section of the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders.”

Backup withholding and information reporting.  Information returns are required to be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes unless the U.S. Holder is an exempt recipient. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax consequences to Non-U.S. Holders of notes

The following is a summary of material U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. Holder” of the notes. As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of the notes that is not a U.S. Holder. A “Non-U.S. Holder” does not include an individual present in the United States for 183 days or more in the taxable year of disposition of the notes. Such a Non-U.S. Holder is encouraged to consult his or her own tax advisor regarding U.S. federal income tax consequences of the sale, exchange or other disposition of the notes.

If you are not a Non-U.S. Holder, this section does not apply to you.

Payments on the notes.  Subject to the discussion below concerning backup withholding, payments of principal and interest on the notes to any Non-U.S. Holder will not be subject to U.S. federal income and withholding tax, provided that, in the case of interest not effectively connected with the conduct of a trade or business in the United States:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;
•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and
•	the U.S. payor of the interest (for example, any intermediary who pays the interest on our behalf) does not have actual knowledge or reason to know that a holder is a United States person and such holder certifies to the U.S. payor under penalties of perjury on a properly executed IRS Form W-8BEN that such holder is not (or, in the case of a Non-U.S. Holder that is an estate or trust, such forms certifying that the beneficiary of the estate or trust is not) a United States person;

If a Non-U.S. Holder does not qualify for an exemption under these rules, interest income on the notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate). If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from the 30% withholding tax, generally will be taxed in the same manner as a U.S. Holder (see “— Tax consequences to U.S. Holders of notes” above), subject to such Non-U.S. Holder being eligible for, and properly claiming the benefits of, an applicable income tax treaty providing otherwise, except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders engaged in a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate), as well as the potential applicability of an income tax treaty in their individual circumstances.

Sale, exchange, or other disposition of notes.  A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a note, unless any of the following is true:

•	the investment in the notes is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business;
•	the note constitutes a USRPI within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA; or
•	the Non-U.S. Holder is subject to provisions of U.S. tax laws applicable to certain U.S. expatriates.

A Non-U.S. Holder whose investment in the notes is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), will be subject to U.S. federal income tax on the net gain derived from the retirement or disposition of the notes at the rate applicable to U.S. persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the note is effectively connected with the foreign corporation’s conduct of a U.S. trade or business.

The notes will not constitute USRPIs at the time of any sale, redemption, repurchase or conversion if we are a domestically-controlled qualified investment entity at such time. We will be a domestically-controlled qualified investment entity if at all times during a specified testing period we are a REIT and less than 50% in value of our common stock is held directly or indirectly by non-U.S. persons. We believe we are currently a domestically controlled qualified investment entity and, therefore, under current rules, that the sale, redemption, repurchase or conversion of the notes would not be subject to taxation under FIRPTA. Because our common stock is publicly traded, however, no assurance can be given that we are or will continue to be a domestically controlled qualified investment entity. Even if we do not qualify as a domestically-controlled qualified investment entity at the time a Non-U.S. Holder disposes of the notes, if our common stock is part of a class of stock that is regularly traded on an established securities market, the notes will not constitute USRPIs in the hands of a Non-US. Holder that would not be treated as having owned (under all applicable rules for direct, indirect and constructive ownership) more than five percent of the fair market value of our common stock during the applicable testing period, or if the notes are regularly traded, the notes will not constitute USRPIs if the Non-US. Holder would not be treated as having owned (under all applicable rules for direct, indirect and constructive ownership) more than five percent of the fair market value of the notes during the applicable testing period. Non-U.S. Holders of notes are urged to consult their tax advisors as to the possibility of the notes being treated as a USRPI and the possibility that the sale, redemption, repurchase or conversion of a note could be subject to U.S. federal income and withholding tax under FIRPTA, as well as any required U.S. federal tax reporting requirements, in such a holder’s individual circumstances.

Constructive dividends.  In the case of a deemed distribution as described under “— Tax consequences to U.S. Holders of notes — Constructive dividends,” such deemed distribution will be subject to withholding of U.S. federal income tax in the same manner as actual distributions to Non-U.S. Holders as described in the section of the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — U.S. Federal Income Tax Withholding on Distributions.” It is also possible that, under proposed regulations applicable to payments made or treated as made after December 31, 2013, any adjustment to the conversion rate to compensate beneficial owners of the notes for dividends paid to our stockholders could be treated as a “dividend equivalent” payment and be subject to U.S. withholding tax at a rate of 30% (subject to reduction under an applicable treaty). Under these rules, the amount required to be withheld and the timing of withholding could differ from those under the construction distribution rules described above. In the case of any constructive dividend or “deemed equivalent” payment, it is possible that the U.S. federal income tax on the constructive dividend or “deemed equivalent” payment would be withheld from interest, shares of common stock or sales proceeds subsequently paid or credited to the Non-US. Holder. A Non-U.S. Holder that is subject to withholding tax under such circumstances should consult its own tax advisor as to whether it is eligible for a refund of all or a portion of the withholding tax.

Ownership and disposition of shares received upon conversion.  The tax consequences to a Non-U.S. Holder of owning and disposing of our common stock received upon conversion of the notes are described in the section of the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders.”

Backup withholding and information reporting.  Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the Non-U.S. Holder may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Additional U.S. federal income tax considerations

In addition to the discussion above, U.S. Holders should refer to the discussion in the section of the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations — Medicare Tax,” and U.S. Holders and Non-U.S. Holders should refer to the discussion in the section of the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations — Foreign Accounts,” for a discussion of additional U.S. federal income tax considerations that may apply even if a U.S. Holder or Non-U.S. Holder does not receive our common stock on a conversion of notes.

Furthermore, the penultimate sentence in the section of the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations — Foreign Accounts” is hereby replaced in its entirety with the following sentence:

“Applicable Treasury Regulations and other IRS guidance provide that these rules generally will apply to payments of dividends on our common stock made after June 30, 2014 and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016.”

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and Barclays Capital Inc. and Citigroup Global Markets Inc., or Citigroup, as representatives of the underwriters listed below, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the principal amount of the notes set forth opposite the names of the underwriters below.

Name	Principal amount
Barclays Capital Inc.	$77,855,960.26
Citigroup Global Markets Inc.	75,807,119.21
Credit Suisse Securities (USA) LLC	34,147,350.99
Morgan Stanley & Co. LLC	34,147,350.99
Wells Fargo Securities, LLC	3,311,258.28
Capital One Securities, Inc.	5,691,225.17
JMP Securities LLC	19,039,735.10
Total	$250,000,000

The underwriters are offering the notes subject to acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the over-allotment option described below.

The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of     % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

Over-allotment option to purchase additional notes

We have granted the underwriters a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of notes from us to cover sales of notes that exceed the principal amount of notes specified above. If any additional notes are purchased with this over-allotment option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

Paid by us

The principal amount per note is $1,000, for an aggregate principal amount of $250,000,000. The notes are being offered to the underwriters at a price of $969.80 per note (a discount of $30.20 from the principal amount per note or $7,550,000 total discount from the aggregate principal amount), plus accrued interest from July 29, 2013. The notes are being offered to the public at a price of $1,000 per note, for a total of $250,000,000, plus accrued interest from July 29, 2013 to December 10, 2013 in the amount of $11.00 per note (totaling $2,750,000).

The following table shows the total underwriting discounts and commissions from the public offering price to be paid to the underwriters in respect of the notes. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional $37.5 million aggregate principal amount of the notes.

	Paid by American Realty Capital Properties, Inc. from the public offering price
	No exercise	Full exercise
Total	$7,550,000	$8,682,500

In addition, we estimate that the expenses of this offering payable by us, other than underwriting discounts and commissions, will be approximately $0.8 million. We have agreed to reimburse the underwriters for certain of their offering expenses.

Indemnification

We have agreed to indemnify the underwriters, their affiliates, directors and officers and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act arising out of or based upon certain material misstatements or omissions, and if we are unable to provide this indemnification, to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Officer and Director Lock-Ups

Our officers and directors have agreed, subject to specified exceptions, without the prior consent of Barclays Capital Inc. and Citigroup, not to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, assign, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,
•	enter into any swap, hedge or similar arrangement that transfers the economic risk of ownership of shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or
•	publicly announce an intention to do any of the foregoing,

for a period of 90 days after the date of this prospectus supplement. This restriction terminates after the close of trading of the shares of common stock on and including the 90 days after the date of this prospectus supplement. The representatives may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements.

Market for Notes

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you of an active trading market for the notes. If there is not an active trading market for the notes, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Compliance with applicable laws; consent

All applicable securities laws and regulations in force shall be complied with, and any required consent, approval or permission for the purchase, offer, sale or delivery of such securities under the laws and regulations in force shall be obtained.

Price stabilization and short positions; repurchase of common stock

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in the notes and shares of our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes or shares of our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or shares of our common stock in the open market after the distribution has been completed in order to cover short positions.

Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it would otherwise be in the absence of those transactions.

Company Lock-Up

In connection with the offering of the notes hereby, we have agreed that, for a period of 45 days from the date of the offering of the notes, we will not, without the prior written consent of Barclays Capital Inc. and Citigroup:

•	sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, assign, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of common stock, options, rights or warrants to acquire shares of common stock or securities exchangeable or exercisable for or convertible into shares of common stock (other than (i) with respect to the common stock that may be issued upon conversion of the notes or (ii) as contemplated by the underwriting agreement related to the concurrent notes offering of our 3.75% Convertible Senior Notes due 2020 or with respect to the common stock that may be issued upon conversion thereof);
•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially by us; or
•	publicly announce the intention to do any of the foregoing.

The above restrictions will not apply to (i) our filing of a registration statement registering the secondary sale of shares of common stock or securities convertible into shares of common stock by certain stockholders or unit holders of the operating partnership in compliance with our obligations under existing registration rights agreements, (ii) our issuance of shares of common stock in connection with the ARCT IV Merger and the Cole Merger, (iii) our issuance of shares of common stock under our existing “at-the-market” equity programs, (iv) our issuance of shares of common stock under our existing dividend reinvestment plan, (v) our issuance of shares of common stock or options to purchase shares of common stock or units of equity ownership in the operating partnership, or shares of common stock or units of equity ownership in the operating partnership upon the exercise of options granted under existing stock option, stock bonus or other stock compensation plan or arrangement, (vi) our issuance of shares of common stock in connection with exchanges of units of our operating partnership, or (vii) the issuance of units of our operating partnership solely in conjunction with the acquisition of properties in the ordinary course of our business as described in herein (but not otherwise issued in conjunction with any financing or capital raising activity).

Other relationships

In the ordinary course of business, the underwriters and/or their respective affiliates have engaged and may in the future engage in financial transactions with, and perform various investment banking, investment research, commercial banking and lending, asset management and/or financial advisory services for us and/or our affiliates for which they have received or will receive customary fees and/or commissions. Without limiting the foregoing, in particular:

(i) with respect to our existing credit facility, an affiliate of Wells Fargo Securities, LLC serves as administrative agent and a lender, an affiliate of Capital One Securities, Inc. serves as a lender and an affiliate of Barclays Capital Inc. serves as a lender;

(ii) we have received a commitment from affiliates of Barclays Capital Inc., Citigroup, Credit Suisse Securities (USA) LLC, or Credit Suisse, Morgan Stanley & Co. LLC, or Morgan Stanley, and Capital One Securities, Inc., or Capital One Securities, to provide (a) up to $2.175 billion in senior secured term loans (which contains an “accordion” feature to allow us, under certain circumstances, to increase commitments thereunder by up to $350.0 million), and (b) up to $575.0 million in senior unsecured bridge loan (or unsecured notes issued in lieu of drawings thereunder, which unsecured notes, if issued, will reduce the commitment of the lenders party thereto), which we will use to fund a portion of the consideration to be paid pursuant to the Cole Merger, to refinance existing indebtedness of Cole and to pay related fees and expenses;

(iii) JMP Securities LLC, or JMP Securities, is a party to an equity distribution agreement with us with respect to the offering from time to time of shares of common stock having an aggregate offering price of up to $60.0 million registered pursuant to our registration statement on Form S-3 (Reg. No. 333-182971) and also served as placement agent in connection with our issuance and private placement of shares of our common stock with an aggregate purchase price of $455.0 million and Series C Shares with an aggregate purchase price of $445.0 million;

(iv) Barclays Capital Inc., Citigroup, Credit Suisse, Morgan Stanley, Capital One Securities, and JMP Securities are parties to an equity distribution agreement with us with respect to the offering from time to time of shares of common stock having an aggregate offering price of up to $500.0 million registered pursuant to our registration statement on Form S-3 (Reg. No. 333-187240);

(v) an affiliate of Credit Suisse has made a commitment to provide financing pursuant to an asset-backed facility; and

(vi) the underwriters are serving as underwriters in the concurrent notes offering of our 3.75% Convertible Senior Notes due 2020.

All of such other relationships are disclosed in our filings with the SEC (see “Where you can Find More Information” and “Documents Incorporated by Reference”). Accordingly, certain of those underwriters and/or their affiliates may receive a portion of the net proceeds from this offering. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of us or our affiliates.

If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Foreign Jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, each, a Relevant Member State, no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or
C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require the company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together we refer to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the company, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons, or the Exempt Investors who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law; or
(iv)	as specified in Section 276(7) of the SFA.

Legal matters

Certain legal matters will be passed upon for us by Proskauer Rose LLP and, with respect to certain matters of Maryland law, by Venable LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by McGuireWoods LLP and Davis Polk & Wardwell LLP.

Experts

The audited consolidated financial statements, schedule, and management’s assessment of the effectiveness of internal control over financial reporting of American Realty Capital Properties, Inc. and subsidiaries incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The audited consolidated financial statements, the related financial statement schedules and the effectiveness of internal control over financial reporting of CapLease, Inc. and subsidiaries incorporated by reference in this prospectus supplement and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of McGladrey LLP (formerly McGladrey & Pullen, LLP), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited consolidated financial statements and schedule of American Realty Capital Trust IV, Inc. and subsidiaries included in the July 23, 2013 Current Report of American Realty Capital Properties, Inc. on Form 8-K/A incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited Historical Summary of the GE Capital Portfolio included in the June 7, 2013 Current Report of American Realty Capital Properties, Inc. on Form 8-K/A, incorporated by reference in this prospectus supplement and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited Historical Summary of the GE Capital Portfolio included in the July 23, 2013 Current Report of American Realty Capital Properties, Inc. on Form 8-K/A, incorporated by reference in this prospectus supplement and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Cole Real Estate Investments, Inc. (f/k/a Cole Credit Property Trust III, Inc.) Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited Historical Summary of the Inland Portfolio included in the September 25, 2013 Current Report of American Realty Capital Properties, Inc. on Form 8-K/A incorporated by reference in this prospectus supplement and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited Historical Summary of the Fortress Portfolio included in the October 7, 2013 Current Report of American Realty Capital Properties, Inc. on Form 8-K incorporated by reference into this prospectus supplement and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Incorporation of certain documents by reference

SEC rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Reports on Form 10-K and 10-K/A for the year ended December 31, 2012 filed with the SEC on February 28, 2013, October 7 2013 and November 1, 2013;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 6, 2013, for the quarter ended June 30, 2013, filed with the SEC on August 6, 2013 and for the quarter ended September 30, 2013, filed with the SEC on November 7, 2013;
•	our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on January 3, 2013, January 9, 2013, January 15, 2013, January 18, 2013, January 22, 2013 (three filings on this date), January 25, 2013, January 28, 2013, January 29, 2013, February 1, 2013, February 7, 2013, February 12, 2013, February 14, 2013, February 15, 2013 (two filings on this date), February 21, 2013, February 26, 2013 (two filings on this date), February 28, 2013 (four filings on this date), March 1, 2013 (two filings on this date), March 6, 2013, March 7, 2013, March 8, 2013, March 15, 2013, March 18, 2013 (two filings on this date), March 20, 2013, March 21, 2013, March 22, 2013, March 26, 2013, March 27, 2013 (two filings on this date), April 2, 2013, April 5, 2013, April 8, 2013, April 11, 2013, April 16, 2013, April 17, 2013, April 22, 2013, April 24, 2013, April 25, 2013, April 26, 2013, May 2, 2013, May 6, 2013, May 8, 2013, May 15, 2013, May 28, 2013 (three filings on this date), May 30, 2013, May 31, 2013 (two filings on this date), June 4, 2013, June 5, 2013, June 7, 2013, June 10, 2013 (two filings on this date), June 12, 2013, June 14, 2013 (two filings on this date), June 17, 2013, June 28, 2013, July 2, 2013, July 3, 2013, July 5, 2013, July 8, 2013, July 9, 2013, July 16, 2013, July 18, 2013, July 23, 2013 (five filings on this date), July 24, 2013, July 29, 2013, August 2, 2013, August 5, 2013, August 6, 2013, August 9, 2013, August 20, 2013, August 21, 2013, September 3, 2013, September 5, 2013, September 9, 2013, September 10, 2013, September 16, 2013, September 19, 2013, September 25, 2013, October 7, 2013 (two filings on this date), October 10, 2013, October 15, 2013, October 16, 2013, October 22, 2013, October 25, 2013, October 29, 2013, November 1, 2013 (three filings on this date), November 5, 2013, November 7, 2013 (two filings on this date), November 8, 2013, November 13, 2013, November 15, 2013, November 18, 2013 (five filings on this date), November 19, 2013 (two filings on this date), November 26, 2013 (two filings on this date) and December 4, 2013;
•	the description of our common stock included in our registration statement on Form 8-A filed with the SEC on August 1, 2011; and
•	our definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2013.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, any additional applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: American Realty Capital Properties, Inc., 405 Park Avenue, New York, New York 10022, Attn: Investor Relations, Telephone: (212) 415-6500.

Where you can find more information

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, can be inspected at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.arcpreit.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus supplement or any amendment or supplement thereto.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. and through the SEC’s website. Please be aware that statements in this prospectus supplement and the accompanying prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

PROSPECTUS

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Common Stock, Preferred Stock, Debt Securities, Depositary Shares,
Warrants and Units

We or one or more selling security holders to be identified in a supplement to this prospectus, or our selling security holders, may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.

This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer, the manner in which the securities will be offered and the identity of any selling security holders in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is listed on The NASDAQ Global Select Market, or NASDAQ, under the symbol “ARCP.”

Investing in our securities involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, on page 7 of this prospectus and in the applicable prospectus supplement before investing in our securities.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus for a description of these restrictions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2013

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

Basis of Presentation

We use certain defined terms throughout this prospectus that have the following meanings:

•	We use the term “net lease” throughout this prospectus. Under a net lease, the tenant occupying the leased property (usually as a single tenant) does so in much the same manner as if the tenant were the owner of the property. There are various forms of net leases, most typically classified as triple-net or double-net. Triple-net leases typically require the tenant to pay all costs associated with a property, including real estate taxes, insurance, utilities and routine maintenance in addition to the base rent. Double-net leases typically require the tenant to pay all the costs of triple-net leases, but hold the landlord responsible for capital expenditures, including the repair or replacement of specific structural or bearing components of a property, such as the roof or structure of the building. Accordingly, the owner receives the rent “net” of these expenses, rendering the cash flow associated with the lease predictable for the term of the lease. Under a net lease, the tenant generally agrees to lease the property for a significant term and agrees that it will have either no ability or only limited ability to terminate the lease or abate rent prior to the expiration of the term of the lease as a result of real estate-driven events such as casualty, condemnation or failure by the landlord to fulfill its obligations under the lease.
•	We use the term “credit tenant” throughout this prospectus. When we refer to a “credit tenant,” we mean a tenant that has entered into a lease and that we determine is creditworthy. The term may include tenants with an investment-grade or below investment-grade credit rating or unrated tenants. To the extent we determine that a tenant is a “credit tenant” even though it does not have an investment-grade credit rating, we do so based on ARC’s (as defined below) reasonable determination that a tenant should have the financial wherewithal to honor its obligations under its lease with us. This reasonable determination is based on ARC’s substantial experience closing lease transactions and is made after evaluating all tenant due diligence materials that are made available to us, including financial statements and operating data.
•	We refer to properties that are leased on a “medium-term basis” throughout this prospectus. When we refer to properties that are leased on a “medium-term basis,” we mean properties originally leased long-term (10 years or longer) that are currently subject to net leases with remaining lease terms of generally three to eight years, on average.

We use the following terms throughout this prospectus:

•	“ARC” or “our Sponsor” refers to AR Capital, LLC, a Delaware limited liability company, and its affiliated companies. We are externally managed and advised by our Manager (as defined below), a wholly owned subsidiary of ARC, pursuant to the terms of a management agreement.
•	“our Manager” refers to ARC Properties Advisors, LLC, a Delaware limited liability company, our external manager.
•	“ARC Predecessor Companies” refers to ARC Income Properties, LLC and ARC Income Properties III, LLC, the entities that directly or indirectly owned our initial 63 properties prior to the closing of the formation transactions, or the formation transactions, related to our initial public offering that closed on September 6, 2011, or our IPO, 100% of whose membership interests were contributed by ARC Real Estate Partners, LLC, an affiliate of our Sponsor, to our operating partnership in exchange for 310,000 units of limited partnership interests in our operating partnership in the formation transactions.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or our selling security holders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the securities we or our selling security holders may offer, which is not meant to be a complete description of each security. Each time we or our selling security holders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean American Realty Capital Properties, Inc. and its consolidated subsidiaries, including, without limitation, ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, or our operating partnership.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 28, 2013;
•	our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on January 3, 2013, January 9, 2013, January 15, 2013, January 18, 2013, January 22, 2013 (three filings on this date), January 25, 2013, January 28, 2013, January 29, 2013, February 1, 2013, February 7, 2013, February 12, 2013, February 14, 2013, February 15, 2013 (two filings on this date), February 21, 2013, February 26, 2013 (two filings on this date), February 28, 2013 (three filings on this date), March 1, 2013 (two filings on this date), March 6, 2013, March 7, 2013 and March 8, 2013; and
•	the description of our common stock included in our registration statement on Form 8-A filed with the SEC on August 1, 2011.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: American Realty Capital Properties, Inc., 405 Park Avenue, New York, New York 10022, Attn: Investor Relations, Telephone: (212) 415-6500.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, can be inspected at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.arcpreit.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. and through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of offerings of securities;
•	our business and investment strategy;
•	our ability to renew leases as they expire;
•	the performance and economic condition of our tenants;
•	our ability to make additional investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments in a timely manner and on terms that are consistent with what we project when we invest in the property;
•	the effect of general market, real estate market, economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel;
•	our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;
•	we may not derive the expected benefits from the internalization of certain functions previously performed by ARC and its affiliates, including acquisition, accounting and portfolio management services, which internalization was commenced on February 28, 2013; and
•	we may not be able to realize fully, or at all, the anticipated benefits of our merger with American Realty Capital Trust III, Inc., or ARCT III, which was consummated on February 28, 2013, and may encounter substantial difficulties and expenses in integrating ARCT III’s properties and systems into our operations and systems, resulting in disruption to our ongoing business and the business of the combined company; and
•	the factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

THE COMPANY

We are an externally managed real estate company that focuses on owning and acquiring single-tenant free-standing commercial real estate properties primarily subject to net leases with high credit quality tenants. Our long-term business plan is to acquire a portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average remaining lease term of 10 to 12 years. We expect this investment strategy to develop growth potential from below market leases.

We focus on investing in properties that are net leased to (i) credit tenants, which are generally large public companies with investment-grade ratings and other creditworthy tenants and (ii) governmental, quasi-governmental and not-for-profit entities. We intend to invest in properties with tenants that reflect a diversity of industries, geographies and sizes. A significant majority of our net lease investments have been and will continue to be in properties net leased to investment-grade tenants, although at any particular time our portfolio may not reflect this. As of February 28, 2013, our property portfolio consisted of 691 single-tenant, free-standing properties (excluding one vacant property held for sale), located in 44 states, with 16.4 million leasable square feet leased to 49 different commercial enterprises doing business in 20 different industries and 100% of the annualized rental income from our properties, not otherwise held for sale in a taxable REIT subsidiary, or TRS, is derived from credit tenants based on the criteria described above. Since the closing of our initial public offering on September 6, 2011 and as of February 28, 2013, we have successfully grown and diversified our property portfolio by acquiring an additional 630 properties and approximately 15.6 million leasable square feet, or more than 10 times and 20 times, respectively, while also increasing average annual rents by approximately 17 times.

We are a Maryland corporation and have qualified to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our qualification as a REIT. We also operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended.

Our principal executive offices are located at 405 Park Avenue, New York, New York 10022. Our telephone number is (212) 415-6500. We maintain a website at www.arcpreit.com. Information on our website is not, and should not be interpreted to be, part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and SEC reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges and preferred stock dividends for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 are set forth below. Information presented for periods prior to September 6, 2011, the date of the closing of our IPO, relates to the ARC Predecessor Companies. The date of inception of the first ARC Predecessor Company was June 5, 2008. As a result, the ratio of earnings to fixed charges and preferred stock dividends is not a meaningful measure for any prior period.

American Realty Capital Properties, Inc.
	Post-Merger	Pre-Merger		ARC Predecessor Companies(1)
	Year ended December 31, 2012(3)	Year ended December 31, 2012(2)	Period September 6, 2011 through December 31, 2011(1)(2)	Period January 1, 2011 through September 5, 2011	Year ended December 31,		Period June 5, 2008 through December 31, 2008
					2010	2009(2)
Ratio of Earnings to Fixed Charges	-2.26x	-0.51x	-0.90x	0.33x	0.31x	-0.24x	0.26x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	-2.17x	-0.39x	-0.90x	0.33x(4)	0.31x(4)	-0.24x(4)	0.26x(4)

(1)	Our IPO closed on September 6, 2011.
(2)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2012, the period from September 6, 2011 through December 31, 2011 and the year ended December 31, 2009. For the year ended December 31, 2012, the total fixed charges were approximately $4.7 million, the total preferred stock dividends were approximately $0.4 million and the total losses were approximately $1.9 million, resulting in a total deficiency of $6.6 million. For the period from September 6, 2011 through December 31, 2011, the total fixed charges were approximately $0.9 million and the total losses were approximately $0.8 million, resulting in a total deficiency of approximately $1.8 million. For the year ended December 31, 2009, the total fixed charges were approximately $7.0 million and the total losses were approximately $1.7 million, resulting in a total deficiency of approximately $8.6 million.
(3)	On February 28, 2013, we merged with ARCT III. The ratios for this period are presented as if the companies were reporting on a combined basis. The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2012 for the combined company. For the year ended December 31, 2012, the total fixed charges were approximately $12.2 million, the total preferred stock dividends were approximately $0.4 million and the total losses were approximately $26.5 million, resulting in a total deficiency of $38.7 million.
(4)	We did not pay dividends on preferred stock prior to June 15, 2012. The ARC Predecessor Companies did not pay dividends on preferred stock.

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. We have computed the ratios of earnings to fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and preferred stock dividends. For the purposes of computing these ratios, (i) “earnings” have been calculated by adding fixed charges to income (loss) before income taxes, (ii) “fixed charges” have been calculated as the sum of interest expensed and capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness and (iii) “preferred stock dividends” consist of the amount of pre-tax earnings required to pay dividends on our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

DESCRIPTION OF THE SECURITIES WE OR OUR SELLING SECURITY HOLDERS MAY OFFER

This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants and units that we or our selling security holders may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 350.0 million shares, consisting of 240.0 million shares of common stock, par value $0.01 per share, 10.0 million shares of Manager’s Stock, par value $0.01 per share, and 100.0 million shares of preferred stock, par value $0.01 per share, 545,454 shares of which have been classified and designated as Series A Convertible Preferred Stock and 283,018 shares of which have been classified and designated as Series B Convertible Preferred Stock. As of February 28, 2013, we had the following stock issued and outstanding: (i) 154,341,045 shares of common stock, (ii) 545,454 shares of our Series A Convertible Preferred Stock, (iii) 283,018 shares of our Series B Convertible Preferred Stock and (iv) no shares of Manager’s stock (as a result of the conversion of all previously issued shares of Manager’s stock into an equal number of shares of common stock of February 28, 2013). Additionally, as of February 28, 2013, 10,696,422 common units of limited partnership interest in our operating partnership were issued and outstanding (other than the common units held by the company), each of which is redeemable for one share of our common stock one year after the receipt of such common units (if we elect to issue common stock rather than pay cash upon such redemption). For a description of some of the terms of our outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, see the respective articles supplementary designating the terms of each such class of preferred stock which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, including any subsequently filed amendments thereto and reports filed for the purpose of updating such descriptions, referred to under “Incorporation of Certain Documents by Reference.” For a description of some of the terms of any other class or series of preferred stock we may issue in the future, see the articles supplementary designating the terms of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to such registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable registration statement on Form 8-A, if any, including any subsequently filed amendments thereto and reports filed for the purpose of updating such description, which may be obtained as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Board of Directors, with the approval of a majority of the entire Board of Directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:

•	have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us; and

•	are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

Upon issuance for full payment therefor, all common stock issued by us will be fully paid and non-assessable. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. Holders of our common stock generally will have no appraisal rights.

Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be provided in the terms of any class or series of common stock, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.

The holders of common stock shall vote together with the holders of shares of Manager’s Stock as a single class on all matters. Holders of shares of our common stock shall be entitled to vote for the election of directors. Directors may be removed from office, with or without cause, by the affirmative vote of stockholders entitled to cast not less than 66 2/3% of the total votes entitled to be cast generally in the election of directors. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum). Any director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.

Manager’s Stock

Except as set forth in our charter, the Manager’s Stock has the same rights as our common stock, including, without limitation, as follows:

•	The holders of the Manager’s Stock have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us and are entitled to share ratably in all our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.
•	The holders of the Manager’s Stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of the Manager’s Stock do not have cumulative voting rights.
•	There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of the Manager’s Stock. The holders of the Manager’s Stock generally will have no appraisal rights.
•	The holders of the Manager’s Stock will vote together with holders of our common stock as a single class on all matters, including voting for the election of directors.

The Manager’s Stock is a separate class of stock that, at such time as any dividends are paid on our common stock, is entitled to receive a concurrent dividend per share in an amount equal to 1% of such dividend received on each share of common stock. At such time that we cover the payment of cash dividends declared on shares of our common stock with adjusted funds from operations for the six immediately preceding months, to the extent any shares of Manager’s Stock remain outstanding, no dividends will be authorized or paid or set aside for payment on shares of our common stock until the holders of the Manager’s Stock then outstanding have received dividends per share of Manager’s Stock equal to the cash dividends that were paid on each share of common stock, less the amount of any concurrent dividends that were paid on the Manager’s Stock, that were not so paid on such shares of Manager’s Stock during the period in which such shares of common stock and Manager’s Stock were outstanding. Upon the occurrence of this dividend triggering event and the payment of all deferred dividends pursuant to the foregoing sentence, each share of Manager’s Stock will convert into a share of common stock; provided, that to the extent any shares of Manager’s Stock remain subject to further vesting requirements, such vesting requirements will apply to the shares of common stock into which such shares of Manager’s Stock were converted. Except if our Manager is terminated for “cause” pursuant to the management agreement or resigns as manager under the management agreement other than for reason of our default in the performance or observance of any material term condition or covenant contained in the management agreement beyond the applicable cure period, in the event that our Manager no longer manages our business affairs, holders of the Manager’s Stock will be entitled to exchange their shares of Manager’s Stock for shares of our common stock. The Manager’s Stock will be subject to any further restrictions contained in the American Realty Capital Properties, Inc. Equity Plan pursuant to which it is issued.

Preferred Stock

General

Under our charter, our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. Our Board of Directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

Some of rights, preferences, privileges and restrictions of the shares of preferred stock of a series may include the following:

•	distribution rights;
•	conversion rights;
•	voting rights;
•	redemption rights and terms of redemptions; and
•	liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable.

Any shares of our preferred stock that we issue could rank senior to our shares of common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock with respect to the payment of distributions, in which case we could not pay any distributions on such junior shares until full distributions have been paid with respect to such shares of our preferred stock.

The rights, preferences, privileges and restrictions of each series of shares of our preferred stock will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of shares of our preferred stock offered in the prospectus supplement relating to that series, which terms will include:

•	the designation and par value of the shares of our preferred stock;
•	the voting rights, if any, of the shares of our preferred stock;
•	the number of shares of our preferred stock offered, the liquidation preference per share of our preferred stock and the offering price of the shares of our preferred stock;
•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the shares of our preferred stock;
•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the shares of our preferred stock will cumulate;
•	the procedures for any auction and remarketing for the shares of our preferred stock, if applicable;
•	the provision for a sinking fund, if any, for the shares of our preferred stock;
•	the provision for, and any restriction on, redemption, if applicable, of the shares of our preferred stock;

•	the provision for, and any restriction on, repurchase, if applicable, of the shares of our preferred stock;
•	the terms and provisions, if any, upon which the shares of our preferred stock will be convertible into shares of common stock, including the conversion price (or manner or calculation) and conversion period;
•	the terms under which the rights of the shares of our preferred stock may be modified, if applicable;
•	the relative ranking and preferences of the shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any limitation on issuance of any other series of shares of our preferred stock, including any series of shares of our preferred stock ranking senior to or on parity with the series of shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any listing of the shares of our preferred stock on any securities exchange;
•	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the shares of our preferred stock;
•	information with respect to book-entry procedures, if applicable;
•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the shares of our preferred stock; and
•	any additional rights, preferences, privileges or restrictions of the shares of our preferred stock.

Power to Reclassify Shares of Our Stock

Our Board of Directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board of Directors is required by the Maryland General Corporation Law, or the MGCL, and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our Board of Directors to amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series of common stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Transfer and Ownership of Stock

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock and 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our Board of Directors may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits or establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our Board of Directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our Board of Directors, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must represent and covenant to the satisfaction of our Board of Directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our Board of Directors may, but is not be required to, obtain an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to our Board of Directors with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate. Consistent with our charter, our Board of Directors has granted an exemption from the ownership limits and established an excepted holder limit with respect to the holder of our Series A Convertible Preferred Stock as it relates to all outstanding shares of Series A Convertible Preferred Stock and the shares of our common stock owned by the equity owner of such holder.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our Board of Directors may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable limits. Our Board of Directors may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and
•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:

•	any person violating the ownership limits or such other limit established by our Board of Directors; or
•	our company being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer.

Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, defined generally as the last reported sales price reported on NASDAQ (or other applicable exchange), the market price per share of such stock on the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.

If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and
•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible action, then the charitable trustee may not rescind and recast the vote.

If our Board of Directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock are listed on NASDAQ under the symbol “ARCP.” Our shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Manager’s Stock (if any are issued in the future) are not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

As used under this caption “Description of Depositary Shares,” references to “our,” “we” and “us,” and similar references, mean American Realty Capital Properties, Inc. excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

General

We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;
•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;
•	the person to whom any interest on a debt security of the series will be paid;
•	the date or dates on which we must repay the principal;
•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;
•	if applicable, the duration and terms of the right to extend interest payment periods;
•	the place or places where we must pay the principal and any premium or interest on the debt securities;
•	the terms and conditions on which we may redeem any debt security, if at all;
•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
•	the currency in which we will pay the principal of and any premium or interest on the debt securities;
•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;
•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;
•	if applicable, that the debt securities are defeasible and the terms of such defeasance;
•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;
•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;
•	the subordination provisions that will apply to any subordinated debt securities;
•	the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;
•	the covenants in the indentures; and
•	whether the debt securities will be guaranteed.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. We will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default in the prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange.

Subordination of Subordinated Debt Securities

We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or
•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and
•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;
•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;
•	our failure to deposit any sinking fund payment when due;
•	our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;
•	certain events of our bankruptcy, insolvency or reorganization; and
•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;
•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and
•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or
•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;
•	to register the transfer or exchange of the notes; and
•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;
•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and
•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities or shares of common stock, preferred stock or depositary shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the minimum or maximum number of warrants which may be exercised at any one time;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;
•	information with respect to book-entry procedures, if applicable; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of debt securities, shares of common stock or preferred stock or depositary shares at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock and debt securities, common stock and warrants, and warrants and debt securities.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our charter and bylaws provide that the number of directors we have may be established only by resolution adopted by the affirmative vote of a majority of our entire Board of Directors, but may not be fewer than the minimum number permitted under Maryland law nor more than 15. We currently have seven directors. Our bylaws provide that vacancies in our Board of Directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Any director may resign at any time. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors.

Our bylaws require that each director be an individual at least 21 years of age who is not under legal disability and that at least a majority of our directors will be individuals whom our Board of Directors has determined are “independent” under the standards established by our Board of Directors and in accordance with the then applicable NASDAQ listing standards.

Our charter provides that any director may be removed from office, with or without cause, by the affirmative vote of the stockholders entitled to cast not less than 66 2/3% of the total votes entitled to be cast generally in the election of directors. This provision may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Action by Stockholders

Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, including with respect to the vote by the stockholders for the election of the directors, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our Board of Directors, which means that the holders of a majority of shares of our outstanding common stock and Manager’s Stock voting together as a single class can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for a lesser percentage for mergers, sales of all or substantially all of our assets or share exchanges. Our charter further provides that (a) except for amendments to the provisions of our charter relating to director removal and the vote required for certain charter amendments, which require the affirmative vote of stockholders entitled to cast two-thirds of the vote entitled to be cast in such matter, we may not amend or repeal the provisions of our charter without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter and (b) we may not dissolve without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our Board of Directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Special meetings of stockholders may be called upon the request of a majority of our directors, the chairman of the Board of Directors, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting (subject to the stockholders’ compliance with certain procedures set forth in our bylaws). Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder’s name and address and the number of shares owned by each stockholder and will be made available within 20 days of the receipt by us of the request. Stockholders and their representatives shall also be given access to our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office during usual business hours. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests unrelated to the stockholder’s interests in his or her stock.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot consolidate, merge, sell all or substantially all of its assets or engage in a share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different proportion, which may not be less than a majority of all the votes entitled to be cast on the matter, is specified in the corporation’s charter. As permitted by Maryland law, our charter provides that any of these actions must be approved by the affirmative vote of at least two-thirds of our directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Also, many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders. Any amendment, waiver, alteration or repeal of any provision of, or addition to, the charter or the bylaws affecting the supermajority voting provisions of the Board of Directors in connection with our consolidation or merger, a sale of all or substantially all of our assets or engaging in a share exchange, including the requisite vote or percentage required to approve or take such actions, must be approved by the affirmative vote of not less than two-thirds of the Board of Directors. As a result of this provision, if Nicholas S. Schorsch, William M. Kahane and Edward M. Weil, Jr., three of our directors who are also principals of ARC, dissent from an extraordinary transaction, such as the merger of our company into another company, such directors would have the right to block such transaction from occurring. These supermajority voting provisions applicable to our Board of Directors could prevent a change in control of us that might involve a premium for our common stock or otherwise be in the best interests of our stockholders.

Our charter provides that, in the case of any reorganization, share exchange, consolidation, conversion or merger of us with or into another person in which shares of our common stock are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash), each holder of a share of our (i) common stock, (ii) Series A Convertible Preferred Stock, (iii) Series B Convertible Preferred Stock and (iv) Manager’s Stock will be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash), subject, with respect to our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock, to adjustments as set forth in our charter.

Under the MGCL, a Maryland corporation generally cannot amend its charter unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter.

Except as set forth below, our charter may be amended only with the approval of our Board of Directors and the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter. Any amendment, waiver, alteration or repeal of any provision of, or addition to, the charter or the bylaws affecting the supermajority voting provisions of the Board of Directors in connection with our consolidation or merger, a sale of all or substantially all of our assets or engaging in a share exchange, including the requisite vote or percentage required to approve or take such actions, must be approved by the affirmative vote of not less than two-thirds of the Board of Directors. Our charter further provides that, except for amendments to the provisions of our charter relating to director removal and the vote required for certain charter amendments, which require the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on such matter, we may not amend or repeal the provisions of our charter without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter.

Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our Board of Directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Dissolution

Our dissolution must be declared advisable by a majority of our entire Board of Directors and approved by the affirmative vote of the holders of a majority of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Board of Directors has by resolution exempted business combinations (1) between us and any person, provided that such business combination is first approved by our Board of Directors (including a majority of directors who are not affiliates or associates of such person) and (2) between us and our Sponsor, our Manager, our operating partnership or any of their respective affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by our Board of Directors. If this resolution is repealed, or our Board of Directors does not otherwise approve a business combination with a person other than our Sponsor, our Manager, our operating partnership or any of their respective affiliates, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors for the removal of a director from the Board of Directors, (2) vest in the Board of Directors the exclusive power to fix the number of directors and (3) require, unless called by our chairman of the Board of Directors, chief executive officer, president or a majority of our directors, the request of stockholders entitled to cast a majority of the votes entitled to be cast at such meeting on such matter to call a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders.

Advance Notice of Director Nominations and New Business

Our bylaws provide that nominations of individuals for election to the Board of Directors or proposals of other business may be made at an annual meeting (1) pursuant to the company’s notice of meeting, (2) by or at the direction of our Board of Directors, or (3) by any stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the stockholder to provide notice to the secretary containing the information required by our bylaws not earlier than 5:00 p.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting, (1) by or at the direction of the Board of Directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in accordance with our bylaws and has supplied the information required by our bylaws about each individual whom such stockholder proposes to nominate for election as a director or (3) provided that the special meeting has been called for the purpose of electing directors, by any stockholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our Board of Directors to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Our charter also permits us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any employee or agent of our company or of any predecessor.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

We also are party to indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder, or Treasury Regulations, commencing with our taxable year ended December 31, 2011. We intend to continue operating as a REIT so long as our Board of Directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof has enabled and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership has been and will be taxed as a partnership and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs.  We currently own an interest in one TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more TRS. See “— Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, as well as in certain other circumstances. See the section entitled “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We are currently invested in the real properties described in “The Company” section of this prospectus. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments; provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Department of the Treasury, or the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or though a TRS. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The Board of Directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. The TRSs will pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. All of our loans secured by real property will be structured this way. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. However, we may establish a TRS in order to engage on a limited basis in acquiring and promptly reselling short- and medium-term lease assets for immediate gain. The gross income generated by our TRS would not be included in our gross income. However, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to continue to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in TRSs.”

Characterization of Property Leases

We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;
•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;
•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;
•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;
•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;
•	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;
•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;
•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;
•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and

•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

Cost Basis Reporting.  U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased, including those purchased through a distribution reinvestment plan. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. Any shares purchased in a distribution reinvestment plan are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these new rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these new rules.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of common stock, or the shares of common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our shares of common stock may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests, or USRPIs, and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the shares of common stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. We anticipate that our shares of common stock will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our shares of common stock are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding shares of common stock at any time during the five-year period ending on the date of the sale.

We believe, but cannot assure you, that we will qualify as “domestically controlled.” However, if we were not domestically controlled, a Non-U.S. Stockholder’s sale of shares of common stock would be subject to tax, unless the shares of common stock were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our shares of common stock. We anticipate that our shares of common stock will be “regularly traded” on an established securities for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of common stock may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts for taxable years beginning after December 31, 2012 is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations provide that these rules generally will apply to payments of dividends on our common stock made after December 31, 2013 and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the shares of common stock.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our shares of common stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or our selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	directly to purchasers;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us, our selling security holders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us or our selling security holders, as applicable.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in

Rule 415 promulgated under the Securities Act, including sales made directly on NASDAQ, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on NASDAQ. We currently intend to list any shares of common stock sold pursuant to this prospectus on NASDAQ. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

From time to time, one or more of our selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

We will not receive any proceeds from sales of any securities by our selling security holders.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or our selling security holders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we or our selling security holders may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. If indicated in the prospectus supplement, we or our selling security holders may authorize underwriters or other persons acting as our agents or the agents of our selling security holders to solicit offers by institutions to purchase securities from us or our selling security holders pursuant to contracts providing for payment and delivery on a future date. Institutions with which we or our selling security holders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

We or our selling security holders may sell the securities directly. In this case, no underwriters or agents would be involved. We or our selling security holders may also sell the securities through agents designated by us or our selling security holders, as applicable, from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or our selling security holders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or our selling security holders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or our selling security holders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or our selling security holders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP and certain U.S. federal income tax matters will be passed upon by Proskauer Rose LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing, in giving said reports.

American Realty Capital Properties, Inc.

$250,000,000 Reopening of
3.00% Convertible Senior Notes due 2018

Prospectus Supplement
December 5, 2013

Book-Running Managers

Barclays
Citigroup
Credit Suisse
Morgan Stanley
Wells Fargo Securities

Co-Managers

Capital One Securities
JMP Securities